Exhibit 10.31

PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

By and Between

THE IRVINE COMPANY LLC,

a Delaware limited liability company,

and

CALIFORNIA DIVERSIFIED LLC,

a Delaware limited liability company

as Sellers

and

SUPER MICRO COMPUTER, INC.

a Delaware corporation

as Buyer

801 and 821 Fox Lane, and 1797 and 1781 and 1785 Fox Drive,

San Jose, California

16.	Non-Foreign Status of Seller	19
17.	Survivability of Covenants	19
18.	Brokers’ Commissions	19
19.	Waiver, Consent and Remedies	20
20.	Waiver of Jury Trial; Judicial Reference	20
21.	Attorneys’ Fees	21
22.	Authority to Bind	21
23.	Further Documents and Acts	21
24.	Notices	21
25.	Gender and Number	22
26.	Entire Agreement	22
27.	Captions	22
28.	Governing Law	22
29.	OFAC	22
31.	Invalidity of Provisions	22
32.	Amendments	22
33.	Counterparts	23
34.	No Recordation	23
35.	No Offer	23
36.	Date of Performance	23
37.	Section 1031 Exchange	23

TABLE OF EXHIBITS

A	Legal Description of the Property
B	Description of Leases
C	Escrow General Provisions
D	Grant Deed
E	Assignment and Assumption of Leases
F	Bill of Sale
G	Assignment and Assumption of Rights and Permits
H	Non-Foreign Affidavit
I	Entry Permit
J	Schedule of Diligence Documents
K	Estoppel Certificate

PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS

PROPERTY:	801 and 821 Fox Lane, and 1797 and 1781 and 1785 Fox Drive, San Jose, California	ESCROW:

THIS PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS (this “Agreement”) is entered into as of May 6, 2010 (the “Execution Date”), by and between THE IRVINE COMPANY LLC, a Delaware limited liability company (“Irvine”), and CALIFORNIA DIVERSIFIED LLC, a Delaware limited liability company (“Diversified”) (Irvine and Diversified may be referred to herein collectively as, “Seller”), and SUPER MICRO COMPUTER, INC., a Delaware corporation (“Buyer”).

R E C I T A L S:

A. Diversified is the owner of that certain real property commonly known as and located at 801 and 821 Fox Lane and 1797 Fox Drive, and Irvine is the owner of that certain real property commonly known as and located at 1781 and 1785 Fox Drive, all situated in the City of San Jose, County of Santa Clara, State of California, consisting of the land described in EXHIBIT A attached hereto and by this reference incorporated herein (the “Land”), together with the improvements located thereon consisting of three buildings of approximately 90,145 square feet at 801 and 821 Fox Lane (the “801 Building”), approximately 49,782 square feet at 1797 Fox Drive (the “1797 Building”) and approximately 26,907 square feet at 1781 and 1785 Fox Drive (the “1781 Building”) (the “Improvements”), and together with all personal property, fixtures and equipment to the extent owned by Seller and located upon the Land and within the Improvements and used in connection with the Land and the Improvements (the “Personal Property”) (the Land, the Improvements and the Personal Property may be referred to herein collectively as the “Property”).

B. The 801 Building is leased to two tenants (the “Tenants”) pursuant to the leases (the “Leases”) described on EXHIBIT B attached hereto and incorporated herein by this reference. The 1797 Building and the 1781 Building are currently vacant.

C. Buyer desires to purchase the Property and Seller has agreed to sell and convey the Property to Buyer, on the terms and conditions set forth below.

A G R E E M E N T S:

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties hereby agree as follows:

1. Purchase and Sale. Upon all of the terms and conditions contained herein, Buyer hereby agrees to purchase the Property from Seller, and Seller hereby agrees to sell the Property to Buyer.

2. Escrow. Within two (2) business days after this Agreement has been executed and delivered by and among the parties hereto, Seller shall open an escrow (“Escrow”) with First American Title Insurance Company, One First American Way, Santa Ana, California 92707 (“Escrowholder”), by delivering a fully executed copy of this Agreement to Escrowholder. The parties agree to be bound by the standard escrow General Provisions attached hereto as EXHIBIT C to the extent not inconsistent with this Agreement, and shall execute and deliver to Escrowholder such other reasonable or customary supplemental escrow instructions or other instruments as may be required by Escrowholder or the parties hereto in order to consummate the sale described herein, so long as the same are not inconsistent with this Agreement. The attached EXHIBIT C shall not amend or supersede any provision of this Agreement.

3. Closing of Escrow. The closing (“Closing”) of the purchase and sale of the Property shall take place through Escrow, on or before the date (the “Closing Date”) which is forty-five (45) days following the Execution Date, but in no event later than June 21, 2010 (“Outside Closing Date”). When all required funds and instruments have been deposited into Escrow by the appropriate parties, and when all other conditions to Closing have been fulfilled, Escrowholder shall cause the Grant Deed in the form attached hereto as EXHIBIT D (the “Grant Deed”) to be recorded in the Official Records of Santa Clara County, California.

4. Purchase Price. The purchase price for the Property (the “Purchase Price”) shall be the amount of EIGHTEEN MILLION FIVE HUNDRED EIGHTEEN THOUSAND FIVE HUNDRED SEVENTY FOUR DOLLARS ($18,518,574.00). The Purchase Price shall be payable as follows:

(a) Deposit. Within two (2) business days following the Execution Date, Buyer shall deposit in cash or by federal funds wire transfer into Escrow the sum of TWO HUNDRED THOUSAND DOLLARS ($200,000.00) (the “Deposit”). The Deposit shall be held by Escrowholder and shall be applied towards the Purchase Price upon Closing, subject, however, to being released to Seller as liquidated damages as provided in Section 11(c) below or returned to Buyer as provided in Sections 11(a), 11(b), 14 or 15 below. Escrowholder shall invest the Deposit in an interest bearing account. Any accrued interest on the Deposit shall be disbursed to Seller at the Closing with Buyer receiving a credit to the Purchase Price at the Closing in the amount on such accrued interest; and such accrued interest shall be subject to being disbursed to Seller as liquidated damages as provided in Section 11(c) below or returned to Buyer as provided in Sections 11(a), 11(b), 14 or 15 below. If Buyer fails to timely deliver the Deposit to Escrowholder, this Agreement shall terminate and be of no further force or effect.

(b) Cash at Closing. Cash or a federal funds wire transfer in the full amount of the Purchase Price, together with any additional amounts and costs and prorations chargeable to Buyer as provided below, less the amount of the Deposit, shall be deposited by Buyer into Escrow no later than the close of business of Escrowholder on the business day preceding the date of the Closing. Said funds so deposited by Buyer shall be disbursed by Escrowholder to Seller upon the Closing, less the costs and prorations chargeable to Seller under Section 5 below.

5. Costs, Prorations and Credits.

(a) Closing Costs. Seller shall pay the fees and charges of Escrowholder. Seller shall bear the cost of all documentary county transfer taxes, and the premium for the ALTA standard coverage portion of the “Title Policy” (as defined in Section 8(a)(iv) below). Buyer shall pay the entire cost of, and shall be responsible for obtaining, any extended coverage, lender’s or other title policy or endorsements in excess of the Title Policy, together with any surveys required in connection therewith. Buyers failure or inability to obtain any such item, policy or endorsement by the Closing Date shall not be a condition precedent to or result in any delay of Closing. Buyer and Seller shall each pay one-half ( 1/ 2) of the City transfer taxes. Buyer and Seller shall each bear their own respective legal, accounting and other consultant fees, charges and costs, if any, incurred in connection with this transaction. All recording costs or fees and all other costs or expenses not otherwise provided for in this Agreement shall be apportioned or allocated by Escrowholder between Buyer and Seller in the manner customary in Santa Clara County.

(b) Items To Be Prorated or Credited. The following amounts shall be prorated between Seller and Buyer through Escrow, as of the Closing, using customary escrow procedures.

(i) Rents. All rentals and other Tenant charges and reimbursements including, without limitation, estimated or actual payments (“Expense Rents”) of operating expenses, common area expenses, insurance costs, tax costs or any similar reimbursement payments (collectively, “Rents”), for the month in which the Closing occurs shall be prorated on a per diem basis based upon the number of days in such month, with all Rents through and including the date prior to the date of Closing being prorated in favor of Seller, and all Rents from and after, and including, the date of the Closing being prorated in favor of Buyer. Expense Rents collected by Seller from the Tenants on an estimated basis and subject to reconciliation on an annual (or other periodic) basis shall be prorated based upon the estimated amount paid monthly by Tenants. Any reconciliation amounts billed on account of Expense Rents for the annual (or other) period in which the Closing occurs shall be prorated on a per diem basis upon such reconciliation following the end of the annual (or other) period, provided, however, that to the extent that Seller is able to provide to Buyer an analysis of actual expenses incurred with respect to the Property through the end of the calendar month preceding the date of the Closing and on account of which estimated Expense Rents have been paid by Tenants, then Buyer and Seller shall adjust such reconciliation amount upon the Closing. Any such adjustment shall be based on the amount by which such actual expenses of the Property through the end of the calendar month preceding the Closing vary from the estimated Expense Rent paid by the Tenants for such period. If such adjustment occurs at the time of the Closing, then the reconciliation amount for the month in which Closing occurs shall be adjusted between the parties following reconciliation at the end of the annual (or other) period. Prepaid Rents, if any, for any month following the month in which the Closing occurs shall be credited to Buyer at the Closing. All Rents received by Buyer from a Tenant after the Closing shall be applied first to Rents due and payable by such Tenant for the month in which the Closing occurs and amounts due for any months thereafter, and then to delinquent Rents. To the extent that Buyer collects any amounts allocable to delinquent Rents, such amounts shall be paid to Seller by Buyer promptly upon receipt. Seller reserves the right to institute an action against any Tenant for delinquent Rents which are payable for periods prior to the date of the Closing, to the extent of the same have not been paid as of the Closing, provided, however, that following the date of the Closing, in no event shall Seller have or assert any right to evict or dispossess any Tenant as part of any such action.

(ii) Taxes And Assessments. Except to the extent the same are paid by the Tenants, all current property taxes and all current general and special bonds and assessments on the Property shall be prorated based upon the latest available tax information, without regard to any reassessments or subsequent changes, with Seller being responsible for all current taxes and general and special assessments allocable to the period through the date preceding the date of the Closing and Buyer being responsible for all such current property taxes and general and special assessments allocable to the period from and after and including the date of the Closing. Any real property taxes levied under the Supplemental Tax Roll as a result of this sale, whether prior to the normal assessment date or otherwise, shall be paid solely by Buyer.

(iii) Security Deposits. The current balance of all security deposits held pursuant to the Leases, if and to the extent that such Deposits are in Seller’s actual possession and have not otherwise been applied by Seller to any obligations of the Tenants, shall be credited against the Purchase Price upon the Closing, and from and after the Closing, Buyer shall assume full responsibility for all security deposits to be refunded to the Tenants pursuant to the Leases.

(c) Proration Amounts. Seller and Buyer shall determine the amount of the prorations set forth above prior to the Closing, and shall provide the amounts so determined to the Escrowholder for use at the time of Closing. To the extent any of the foregoing prorations cannot be completed at the time of the Closing, or to the extent that the information to determine the full amount of prorations as of the date of the Closing is not available, the parties agree to adjust the prorations as soon as reasonably possible following the Closing and when such information is available, but no further adjustments to prorations shall be made following the date which is six (6) months following the Closing except to the extent necessary to address any reconciliations of Expense Rent not completed as of the end of such six (6) month period.

(d) Items Not To Be Prorated. The following items shall not be prorated as of the Closing:

(i) Insurance policies of Seller related to the Property will be terminated as of the date of the Closing, and Buyer shall be responsible for providing replacement insurance policies for the Property and providing evidence to Escrowholder of such replacement policies to the extent required by any lender or the Tenants pursuant to the Leases, provided, however, that any insurance policies maintained by the Tenants pursuant to the Leases shall not be terminated by Seller upon the Closing and Buyer shall be responsible upon or after the Closing for obtaining amendments to or new certificates of insurance identifying Buyer as the additional insured to the extent the landlord under the Leases is required to be named as an additional insured;

(ii) Utilities maintained by Seller, including, telephone, electricity, water and gas, shall be terminated by Seller on the date of Closing, and Buyer shall be responsible for all necessary actions to arrange for utilities to be transferred into the name of Buyer as of the date of the Closing, including the posting of any required deposits, provided, however, that any utilities established or provided under the name of and billed directly to any of the Tenants shall not be terminated by Seller. If, for any reason, the utility service is unable to transfer service from Seller to Buyer until after the date of the Closing, then all utility charges shall be prorated after the Closing upon receipt of the utility bill for the period including the Closing on a per diem basis.

(iii) Amounts payable under service contracts and agreements to which Seller is a party shall not be prorated, and all such service contracts and agreements shall be terminated by Seller as of the date of the Closing.

(e) Survival. The provisions of this Section 5 shall survive the Closing.

6. Closing Documents.

(a) Seller’s Deliveries. On or before the close of business of Escrowholder on the business day preceding the date of the Closing, Seller shall deliver to Escrowholder executed and, where appropriate, acknowledged originals of the following documents for use in connection with the Closing:

(i) The Grant Deed;

(ii) Three counterparts of an Assignment and Assumption of Leases (the “Lease Assignment”) in substantially the form attached hereto as EXHIBIT E, assigning all of the landlord’s right, title and interest in and to the Leases to Buyer;

(iii) Three originals of a Bill of Sale (the “Bill of Sale”) in substantially the form attached hereto as EXHIBIT F, conveying all of Seller’s right, title and interest in and to the Personal Property, if any, to Buyer;

(iv) Three counterparts of an Assignment and Assumption of Rights and Permits (the “Rights Assignment”) substantially in the form attached hereto as EXHIBIT G, assigning to Buyer all of Seller’s rights in and to all permits and approvals regarding the Property as more particularly described in the Rights Assignment; and

(v) An original Non-Foreign Affidavit in substantially the form attached hereto as EXHIBIT H;

(vi) A California FTB 593 C;

(vii) An executed letter notifying Tenants of the sale of the Property to Buyer and instructing Tenant to pay future Rents under the Leases to Buyer; and

(viii) Such further instruments as may be reasonably required by Escrowholder in connection with the Closing.

(b) Buyer’s Deliveries. On or before the close of business of Escrowholder on the business day immediately preceding the date of the Closing, Buyer shall deliver to Escrowholder executed and, where appropriate, acknowledged originals of the following documents, together with all the remaining funds required for the Closing from Buyer in accordance with Section 4(b) of this Agreement:

(i) Three counterparts of the Lease Assignment pursuant to which Buyer assumes the obligations of the landlord under the Leases;

(ii) Three counterparts of the Rights Assignment pursuant to which Buyer assumes the obligations the owner of the Property as to all permits and approvals; and

(iii) Such further instruments as may be reasonably required by Escrowholder in connection with the Closing.

(c) Closing Transition. Upon or promptly following the Closing, Seller shall deliver to Buyer the originals of the Leases as well as copies or originals of all Tenant files for the Tenants, and otherwise cause its representatives or managing agents to be available to Buyer on a commercially reasonable basis to permit a coordinated transition of the management and operation of the Property to Buyer or its managing agent. Upon or promptly following the Closing, Seller shall also make available to Buyer its books and records with respect to the Property only, to the extent necessary to permit Buyer to complete the Expense Rent reconciliations for the annual (or other) reconciliation period in which the Closing occurs.

7. Operation of Property. From and after the date of this Agreement, Seller shall continue to maintain and operate the Property consistent with Seller’s management and operating practices with respect to the Property prior to the date of this Agreement, except as otherwise expressly set forth in this Section 7.

(a) Tenants’ Performance. Seller shall use commercially reasonable efforts to cause all Tenants to continue to perform their respective maintenance and repair obligations with respect to the Property, provided, however, that Seller shall have no obligation following the Execution Date and until the date of the Closing to take any legal action against any Tenant to enforce Lease obligations. Seller shall provide notice to Buyer of any default by any of the Tenants under the Leases as to which Seller provides notice of default to any of the Tenants, and shall consult with Buyer as to the enforcement of the remedies of the landlord under the Leases as to any such default, provided, however, that the final determination of the actions to be taken prior to the Closing by Seller as the landlord under the Leases with respect to any such defaults shall be made by Seller.

(b) Leases. From and after the Execution Date, Seller shall not enter into any new Lease, nor amend or, except as to the enforcement of remedies with respect to a Lease pursuant to Section 7(a) above, terminate, any existing Lease for any portion of the Property without the prior written consent of Buyer, which consent shall not be unreasonably withheld. In the event that Seller desires to enter into any new lease, or to amend or terminate any existing Lease, for any portion of the Property, Seller shall provide notice of the proposed terms of the same to Buyer, and Buyer shall approve or disapprove the same within five (5) days following Buyer’s receipt of Seller’s notice. If Buyer fails to timely notify Seller of Buyer’s approval or disapproval of the terms of any such proposed lease, amendment or termination, Buyer shall be deemed to have approved the same. Buyer shall be responsible for any and all leasing commissions, free rent concessions and tenant improvement allowances pertaining to any new lease or any amendment to any existing Lease entered into following the Execution Date.

(c) Service Contracts. Except to the extent required to address an emergency situation, following the Execution Date, Seller shall not enter into any new service contract regarding the Property which would survive the Closing, which without Buyer’s prior written approval, which approval shall not be unreasonably withheld. Seller shall take such actions as may be required to terminate as of the date of the Closing all service contracts as to the Property.

8. Conditions to Closing. The respective obligations of Buyer and Seller to complete the purchase and sale of the Property are subject to satisfaction of the conditions precedent set forth below for their respective benefit at or prior to Closing.

(a) Conditions to Buyer’s Obligation. Buyer’s obligation to purchase the Property shall be subject to satisfaction of the following conditions:

(i) Seller’s Default. Seller shall not be in default of any material obligation under this Agreement, and no event shall have occurred which would constitute a material breach of Seller’s representations or warranties contained in this Agreement.

(ii) Transfer and Possession. Seller shall have deposited into Escrow an executed and recordable Grant Deed.

(iii) Title Approval. Buyer shall have approved the condition of title as provided in this Section 8(a)(iii). Prior to the Execution Date, Seller has provided Buyer with commitments for title insurance covering the Property (collectively, the “Title Report”) issued by First American Title Insurance Company (“Title Company”) dated as of April 9, 2010 under its order numbers NCS-437052-SA1 as to the 1781 Building, and NCS-436608-SA1 as to the 801 Building and the 1797 Building, together with copies of all documents referred to as exceptions therein. Buyer shall take title to the Property pursuant to this Agreement subject to matters described in Section 8(a)(iv), and to all other matters of record shown on said Title Report or listed as exceptions to coverage therein except such matters as Buyer shall expressly disapprove by giving written notice (“Title Objection Notice”) to Seller on or before the “Approval Date” (as defined in Section 8(a)(v) below), which notice shall specify reasonable grounds for each such matter so disapproved. In the event Buyer elects to obtain an extended coverage ALTA owner’s or lender’s title insurance policy, and such extended coverage policy requires an ALTA survey (all of which shall be at Buyer’s sole cost and expense), Buyer shall take title to matters disclosed by such ALTA survey except only such matters as Buyer expressly disapproves in writing by that date specified above for approval of the Title Report. Seller shall have five (5) business days from its receipt of Buyer’s Title Objection Notice within which to notify Buyer in writing as to whether it shall cause the removal of any title exception objected to by Buyer in its Title Objection Notice on or before the Closing Date, provided that Seller shall have no obligation to remove any such title exception to which Buyer has objected. The failure by Seller to give Buyer written notice of Seller’s election to remove any title exception to which Buyer has objected at the time and in the manner herein provided shall be deemed an election by Seller not to remove such exception. In the event that Seller either elects not to remove or is deemed to have elected not to remove such disapproved title exception, Buyer may terminate this Agreement pursuant to Section 11(a) below. Should Buyer fail to provide a Title Objection Notice within the time and in the manner set forth above, the Title Report and all exceptions to title and any other matter referred to therein shall be deemed approved by Buyer.

(iv) Title Insurance. The Title Company shall be committed to deliver to Buyer an ALTA standard coverage owner’s policy with regional exceptions dated as of the Closing, insuring Buyer in an amount equal to the Purchase Price. The foregoing title policy (the “Title Policy”) shall show title to the Property vested in Buyer subject only to:

(A) Current real property taxes and all current general and special bonds or assessments;

(B) All matters set forth in the Grant Deed;

(C) The printed exceptions contained in the Title Policy;

(D) All recorded covenants, conditions and restrictions and other matters shown on the Title Report that are set forth above or that have been approved or deemed approved by Buyer;

(E) All matters caused by Buyer or its contractors, employees, agents, or representatives;

(F) All other matters affecting title to the Property approved in writing or deemed approved by Buyer, which approval shall not unreasonably be withheld, delayed or conditioned;

(v) Inspection and Soil Tests. Buyer shall have approved of the condition of the Property as provided in this Section 8(a)(v) on or before the date (the “Approval Date”) which is the thirty (30) days from and after the Execution Date, which approval shall not be unreasonably withheld. Subject to the rights of the Tenants, Buyer shall be entitled to enter upon the Property for purposes of its physical inspection of the Property by the execution of two (2) copies of the entry permit in the form and with the content of EXHIBIT I hereto (the “Entry Permit”), granting Buyer a license to enter the Property. During the inspection period described in this Section 8(a)(v) and pursuant to the terms of the Entry Permit, Buyer agrees to conduct, and shall be entitled to enter the Property at any reasonable time and following reasonable notice of not less than one (1) business day to Seller for the purpose of conducting, customary reviews and investigations of the Property to the extent deemed reasonably necessary or appropriate by Buyer, including, without limitation, soil, physical, engineering, geological, seismic, environmental, studies, inspections and testing, reviews of the Leases, zoning, rental status and income, operating expenses, property taxes and assessments, use limitations, physical constraints, and surrounding uses, and other legal, economic, and physical aspects of the Property, and to inspect and survey the Property, subject to complying with the terms and conditions of the Entry Permit. Buyer and Seller agree that Buyer’s agreement to conduct such reviews and investigations of the Property represents fair and adequate consideration, together with all of the other mutual covenants and conditions set forth herein, for Seller’s agreement to provide Buyer the right to purchase the Property in accordance with and pursuant to the terms and provisions of this Agreement. As provided in the Entry Permit, if Buyer intends to perform any soil borings, groundwater sampling or other intrusive testing, Buyer shall submit for Seller’s approval a work plan and a list of intended contractors and Buyer shall not perform any such soil borings, groundwater sampling or other intrusive testing without Seller’s prior written approval. Buyer shall be deemed to have approved the Property and all of the foregoing reviews and investigations pertaining to the Property unless it has delivered to Seller on or before the Approval Date written notice of disapproval specifying reasonable grounds for each matter so disapproved. Seller shall make available to Buyer for inspection from and after the opening of Escrow and prior to the Approval Date at Seller’s offices in the County in which the Property is located, copies of the documents and materials specified in EXHIBIT J attached hereto and incorporated herein by this reference. As more particularly provided in Section 13(a) of this Agreement, Seller makes no representation or warranty whatsoever concerning the accuracy or completeness of any reports, studies or other information provided by Seller to Buyer pursuant to this Section 8(a)(v) and EXHIBIT J.

(vi) Seller shall have provided to Buyer an estoppel certificate (the “Estoppel Certificate”) in substantially the form attached hereto as EXHIBIT K from each of the Tenants on or before the Closing Date, provided, however, that if any Tenant fails to timely deliver an Estoppel Certificate, Seller may, but shall not be obligated to, provide a Seller’s Estoppel Certificate in substantially the form attached hereto as EXHIBIT K modified to reflect (A) that the same is being provided by Seller and not by a Tenant and (B) that the same shall be of no force and effect if following delivery of the same by Seller the Tenant thereafter provides an Estoppel Certificate not inconsistent with the Seller’s Estoppel Certificate provided as to such Tenant’s Lease, and the provision of such Seller’s Estoppel Certificate shall satisfy the condition set forth in this Section 8(a)(vi).

(b) Conditions to Seller’s Obligations. Seller’s obligation to sell the Property shall be subject to satisfaction of the following conditions:

(i) Buyer’s Default. Buyer shall not be in default of any material obligation under this Agreement nor under the Entry Permit, and no event shall have occurred which would constitute a material breach of Buyer’s representations or warranties contained in this Agreement.

(ii) Entity Verification. Buyer shall have delivered to Seller, in form reasonably acceptable to Seller, (A) a current certificate of good standing from the California Secretary of State confirming that Buyer is a corporation in good standing in the State of California, and (B) a copy of its formation document or other reasonable materials evidencing that the persons executing this Agreement and the various documents required to be delivered by Buyer are duly authorized to execute such documents. Such materials shall be delivered within two (2) business days after the Execution Date, and evidence that such documents are still in full force and effect shall be delivered not earlier than ten (10) business days nor later than three (3) business days prior to the Closing. Buyer agrees that it shall deliver all such materials in the time and manner provided in this paragraph. In the event Buyer assigns its interest under this Agreement as may be permitted under Section 9 below, then the successor Buyer shall supply similar (or comparable) materials verifying the same (or comparable) conditions.

(iii) Outside Closing Date. Except as the result of Seller’s own breach of its obligations under this Agreement, the Closing shall not have occurred by the Closing Date.

9. Assignment by Buyer. Buyer may not assign its interest under this Agreement without the express prior written consent of Seller, which consent may be given or withheld by Seller in its sole and absolute discretion, and any such attempted assignment made in violation of this provision shall be null and void. Notwithstanding the foregoing, Buyer may, with Seller’s prior written consent (which consent shall not be unreasonably withheld) and pursuant to an assignment, assumption and consent agreement either provided or approved by Seller, assign its interest under this Agreement to an entity controlled by, under common control, or controlling Buyer. No such permitted assignment shall relieve Buyer from any of its obligations under this Agreement. Buyer shall advise Seller of any proposed assignment not later than ten (10) days prior to the Closing Date. In addition, in the event any such proposed assignment involves an assignment to an entity regarding which the Title Company will require a certificate or other evidence of formation, registration or good standing, Buyer shall provide such certificate or evidence to Seller and the Title Company not later than ten (10) days prior to the Closing Date.

10. Time of the Essence and Escrow Cancellation. Time is of the essence of every provision of this Agreement in which time is an element. Failure by any party to perform any obligation within the time and on the terms and conditions required hereunder shall discharge the other party’s duties and obligations to perform hereunder upon written notice or demand from the other party.

11. Termination Rights. The parties shall have the right to terminate this Agreement as follows:

(a) Buyer’s Right To Terminate. In the event there is a failure of a condition to Buyer’s obligation as set forth in Section 8(a) above, Buyer may terminate this Agreement by giving written notice to Escrowholder and Seller not later than the first to occur of (i) the Closing Date, or (ii) ten (10) days after the condition has failed. For purposes of this Section 11(a), a condition shall be deemed to have failed: (A) as to conditions requiring approval by Buyer, on the date Buyer has given Seller written notice of disapproval of any item which Buyer has the right to approve under Section 8(a); or (B) as to conditions which Seller has an opportunity to cure under this Agreement, the earliest of (I) the last date on which Seller can cure the disapproved item under Section 8(a), (II) the date that Seller is deemed to have elected not to cure, or (III) the date on which Seller gives Buyer written notice that it will not cure the disapproved item. Failure by Buyer to terminate as provided in this Section shall be deemed a waiver of the condition which has failed. If such condition required approval by Buyer, such failure to terminate shall also be deemed an approval of the previously disapproved item. If Buyer terminates as provided in this Section 11(a), Buyer shall pay all title and escrow cancellation charges, and the Deposit and all accrued interest thereon (less such cancellation charges) shall be promptly refunded to Buyer; provided, however, that if such cancellation related to a default by Seller, Seller shall pay the cancellation charges.

(b) Seller’s Right To Terminate. In the event of a failure of a condition to Seller’s obligation as set forth in Section 8(b) above, Seller may terminate this Agreement by giving written notice to Escrowholder and Buyer at any time prior to the Closing. Failure of Seller to terminate as provided in this Section shall be deemed a waiver by Seller of the condition which has failed, and if such condition required approval by Seller, such failure shall be deemed an approval of the previously disapproved item. If Seller terminates based upon a failure of the conditions relating to a default by Buyer, Buyer shall pay all title and escrow cancellation charges, and the Deposit and all accrued interest thereon shall be retained by Seller as provided in Section 11(c) below. If Seller terminates based upon a failure of any condition not relating to a breach by Buyer, Seller shall pay all title and escrow cancellation charges, and the Deposit and all accrued interest thereon shall be promptly refunded to Buyer.

(c) Buyer’s Failure/Liquidated Damages. If Buyer fails to deposit any required sums or documents by the prescribed time or in the prescribed manner or to perform any other covenant when due hereunder, or if Buyer commits any other breach of this Agreement or the Entry Permit, then Seller, at its option, may terminate this Agreement and Escrow by giving written notice to Buyer and Escrowholder. Upon such notice, Escrow shall be cancelled, all instruments deposited with Escrowholder for recordation or delivery at the Closing shall be returned to the respective parties who deposited same, and Buyer shall pay all title and escrow cancellation charges and fees.

IN ADDITION, SELLER AND BUYER AGREE THAT, BASED UPON THE CIRCUMSTANCES NOW EXISTING, KNOWN OR UNKNOWN, IT WOULD BE EXCESSIVELY COSTLY AND IMPRACTICABLE TO ESTABLISH SELLER’S DAMAGES BY REASON OF BUYER’S DEFAULT RESULTING IN A FAILURE OF BUYER TO PURCHASE THE PROPERTY, AND, THEREFORE, BUYER AND SELLER AGREE THAT IT WOULD BE REASONABLE TO AWARD SELLER LIQUIDATED DAMAGES IN THE AMOUNT OF THE DEPOSIT SPECIFIED IN SECTION 4 PLUS ANY ACCRUED INTEREST ON SAID DEPOSIT. BY THEIR RESPECTIVE INITIALS SET FORTH BELOW, SELLER AND BUYER ACKNOWLEDGE AND AGREE THAT THE DEPOSIT, PLUS ANY INTEREST ACCRUED ON THE DEPOSIT, IS REASONABLE AS LIQUIDATED DAMAGES FOR A DEFAULT OF BUYER THAT RESULTS IN A FAILURE OF BUYER TO PURCHASE THE PROPERTY AND SHALL BE IN LIEU OF ANY OTHER RELIEF, RIGHT OR REMEDY, AT LAW OR IN EQUITY, TO WHICH SELLER MIGHT OTHERWISE BE ENTITLED BY A REASON OF A BUYER’S DEFAULT THAT RESULTS IN A FAILURE OF BUYER TO PURCHASE THE PROPERTY, BUT NOTHING CONTAINED HEREIN SHALL LIMIT SELLER’S RIGHTS AND REMEDIES FOR BUYER’S DEFAULT OCCURRING AFTER THE CLOSE OF ESCROW, FOR BUYER’S DEFAULT UNDER OBLIGATIONS WHICH ARE INTENDED TO SURVIVE A TERMINATION OF THIS AGREEMENT OR FOR BUYER’S DEFAULT UNDER THE ENTRY PERMIT. FOLLOWING A DEFAULT BY BUYER THAT RESULTS IN A FAILURE OF BUYER TO PURCHASE THE PROPERTY, ESCROWHOLDER SHALL DISBURSE THE DEPOSIT PLUS ACCRUED INTEREST THEREON TO SELLER AS LIQUIDATED DAMAGES UPON THE WRITTEN DEMAND OF SELLER ALONE. THE RETENTION OF THE DEPOSIT BY SELLER PLUS ACCRUED INTEREST AS LIQUIDATED DAMAGES AS HEREIN PROVIDED IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.

Buyer’s	Seller’s
Initials	Initials

(d) Seller’s Failure. Except as specifically provided in this Agreement with regard to Buyer’s right to terminate and receive a refund of the Deposit, in the event of a default by Seller of its obligations under this Agreement, Buyer’s sole and exclusive remedy shall be an action for specific performance of this Agreement, which action shall be brought, if at all, within ninety (90) days following Seller’s default, and Buyer hereby waives and relinquishes all claims for damages, including but not limited to lost profits, arising by reason of Seller’s default. If an action for specific performance on account of Seller’s default is not timely commenced, or if prior to commencing such action Buyer requests the release of the Deposit to it from Escrowholder, then Buyer shall have no further right to, and shall be deemed to have waived any action against Seller on account of its default under this Agreement.

12. Seller’s Representations and Warranties; Disclosures. Seller makes the following representations and warranties, each of which is material and being relied upon by Buyer, and is true in all respects as of the Execution Date and, subject to the provisions of this Section 12, shall be true in all respects as of the Closing.

(a) Representations Regarding Seller’s Authority.

(i) Seller has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated herein;

(ii) All requisite action has been taken by Seller in connection with entering into this Agreement, the instruments referenced herein, and the consummation of the transaction contemplated hereby. No consent of any partner, member, shareholder, trustee, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required;

(iii) The individuals executing this Agreement and the instruments referenced herein on behalf of Seller have the legal power, right and actual authority to bind Seller to the terms and conditions hereof and thereof; and

(iv) Neither the execution and delivery of this Agreement and the documents and instruments referenced herein, nor the incurrence of the obligations set forth herein, nor the consummation of the transaction contemplated herein, nor compliance with the terms of this Agreement and the documents and instruments referenced herein, conflict with or result in the material breach of any terms, conditions or provisions of, or constitute a default under, any agreement or instrument to which Seller is a party.

(v) From and after the Execution Date and continuing until the Closing Date, Seller shall not sell, assign or convey, any right, title or interest whatsoever in and to the Property other than the creation of easements which would not unreasonably interfere with the use and occupancy of the Property, nor create or permit any new monetary lien, encumbrance or charge upon the Property (other than Permitted Exceptions) which will not be paid, discharged or otherwise removed on or before the Closing Date.

(b) Litigation. Seller has not been served with any actions or proceedings affecting Seller or the Property that would adversely affect Seller’s ability to perform its obligations under this Agreement, or which would materially and adversely affect Buyer’s proposed use of the Property after the Closing, in any court or by or before any federal, state, county or municipal department, commission, board, bureau or agency or other governmental and/or quasi-governmental instrumentality, nor does Seller have any knowledge that any such action or proceeding or claim underlying any such action or proceeding, has been asserted.

(c) Survival; Discovery Before Closing. The foregoing representations and warranties, and the right of Buyer to commence any action on account of the foregoing representations, shall survive the Closing for a period of one (1) year only, after which such representations and warranties shall expire and be of no further force or effect, and Buyer shall have no further right to commence any action thereon . As used herein, the phrase “Seller’s knowledge” or “knowledge” of Seller shall mean the present actual knowledge, without any duty of investigation or inspection, of the following individuals: Carol Olander and Stephanie Miller. If, subsequent to the Execution Date and prior to the Closing, Seller or Buyer becomes aware that any representations and warranties set forth in this Agreement are, were or have become incorrect, the same shall not constitute a breach by Seller of any of its representations or warranties set forth herein or be deemed to be a default by Seller in its obligations under this Agreement, but instead shall constitute a failure of a condition precedent to Buyer’s obligations hereunder. Seller shall promptly notify Buyer in writing of any changes discovered by Seller, and the representations and warranties set forth herein shall be supplemented by such changes. Buyer shall have ten (10) business days following Buyer’s receipt of written notice from Seller of any changes in Seller’s representations or warranties, or Buyer’s discovery of any such changes, to approve or disapprove any such changes, which approval shall not be unreasonably withheld or conditioned. If applicable, the Closing Date shall be extended by the number of days necessary to give Buyer ten (10) business days to respond to such notice. Buyer’s failure to notify Seller in writing of its disapproval within such ten (10) business day period or the occurrence of the Closing after either Buyer’s receipt of such notice or Buyer’s discovery of any changes in Seller’s representations or warranties shall be deemed Buyer’s approval of such new information.

(d) Limitations. Buyer’s sole and exclusive remedy for a breach by Seller of the representations and warranties contained in this Section 12 discovered by Buyer after the Closing, and as to which Buyer otherwise satisfies the requirements of this Section as to the one (1) year survival period and the requirement to commence an action on account of such breach within such one (1) year period, shall be to pursue an action against Seller for actual damages incurred as a result of Seller’s breach, provided, however, that the maximum amount of any such actual damages that Buyer shall be entitled to recover in any such action shall be the lesser of (i) an amount equal to the impact of such breach on the value of the Property or the ability of Buyer to use the Property for its intended purposes, or (ii) an amount equal to Five Hundred Thousand Dollars ($500,000). Except as specifically stated in the preceding sentence, Buyer hereby waives and relinquishes all claims for damages arising from any breach by Seller of the representations or warranties contained in this Section 12. In no event shall Buyer be entitled to recover any amounts under this Section 12 for lost profits or other consequential damages.

(e) Disclosures. Seller hereby discloses to Buyer that the following conditions exist with respect to the Property, and that repairs may be required with respect to the same, and that Seller shall not be responsible for such repairs except as otherwise expressly provided in this Section 12(e):

(i) The repair of a glass roof screen at the 801 Building;

(ii) The repair of HVAC units no. 8 and 9 at the 801 Building;

(iii) The monument sign at the 1797 Building has been damaged and is in need of repair;

(iv) Certain parking lot light poles at the 1797 Building and the 1781 Building need to be replaced or repaired;

(v) Sidewalk repairs may be needed due to lifting from tree roots at the 1797 Building;

(vi) One of the Tenants asserts that HVAC facilities need to be installed at the 801 Building to address the lack of heat in a conference area, which installation Seller believes was to be completed by the Tenant as part of its tenant improvement work if such Tenant so elected; and

(vii) There are certain unused and abandoned HVAC units located on the roof of the 801 Building.

The repairs described in clauses (i), (ii) and (iii), above, as well as the replacement of up to ten (10) of the damaged or deteriorated (but still in place) parking lot light poles described in clause (iv), above, will be undertaken by Seller at its cost. Notwithstanding the foregoing, in the event that Seller is unable to complete all such repairs prior to the Closing, Seller may elect either to enter upon the Property after the Closing and to complete such work or any portion thereof remaining to be completed as of the Closing (and Buyer hereby grants Seller the right to enter upon the Property following the Closing for such purpose), or to provide to Buyer a credit for the cost of any work remaining to be completed at the time of the Closing, in which case, such repairs not then completed by Seller and as to which a credit is provided to Buyer shall be completed by Buyer following the Closing.

13. Buyer’s Representations, Warranties, Covenants and Acknowledgments. In addition to its obligations elsewhere contained in this Agreement, Buyer hereby represents, warrants, acknowledges and agrees in favor of Seller, as follows:

(a) Prior Investigations And Buyer Satisfaction. BUYER IS, OR WILL BE BY THE END OF BUYER’S REVIEWS AND INSPECTIONS PURSUANT TO SECTION 8(A)(V), FAMILIAR WITH THE PROPERTY AND HAS MADE OR WILL MAKE SUCH INDEPENDENT INVESTIGATIONS AS BUYER DEEMS NECESSARY OR APPROPRIATE CONCERNING: THE CONDITION AND SUITABILITY FOR USE BY BUYER OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO ANY DESIRED INVESTIGATIONS OR ANALYSES OF PRESENT OR FUTURE LAWS, STATUTES, RULES, REGULATIONS, ORDINANCES, LIMITATIONS, RESTRICTIONS OR REQUIREMENTS CONCERNING THE USE, DENSITY, LOCATION OR SUITABILITY OF THE PROPERTY OR ANY EXISTING OR PROPOSED DEVELOPMENT OR CONDITION THEREOF (COLLECTIVELY “REGULATIONS”), INCLUDING BUT NOT LIMITED TO ZONING, SUBDIVISION, ENVIRONMENTAL OR OTHER SUCH REGULATIONS; THE NECESSITY OR AVAILABILITY OF ANY GENERAL OR SPECIFIC PLAN AMENDMENTS, REZONING, ZONE VARIANCES, CONDITIONAL USE PERMITS, BUILDING PERMITS, ENVIRONMENTAL IMPACT REPORTS, OR ANY OTHER GOVERNMENTAL PERMITS, APPROVALS OR ACTS (COLLECTIVELY, THE “PERMITS”); THE ECONOMIC VALUE OF THE PROPERTY; THE SIZE, DIMENSIONS, OR LOCATION OF THE PROPERTY; THE AVAILABILITY, FUNCTIONALITY OR ADEQUACY OF ACCESS TO AND PARKING UPON THE PROPERTY, OR OF WATER, ELECTRICITY, GAS, TELECOMMUNICATIONS SERVICE, SEWAGE OR ANY OTHER UTILITIES SERVING THE PROPERTY; THE PRESENCE OR ADEQUACY OF INFRASTRUCTURE, SUBDRAIN OR OTHER IMPROVEMENTS ON, NEAR OR CONCERNING THE PROPERTY; THE CONDITION OF SOILS AND STRUCTURAL SOUNDNESS, COMPACTION, FOUNDATIONAL SUPPORT, OR SITE WORK DONE IN CONNECTION WITH THE DEVELOPMENT OF THE PROPERTY; THE CONDITION OF ALL PHYSICAL IMPROVEMENTS UPON AND THE CONDITION AND FUNCTIONALITY OF ALL EQUIPMENT, FIXTURES AND FACILITIES UPON OR WITHIN THE PROPERTY, AND THE ARCHITECTURAL AND ENGINEERING ELEMENTS OF ALL SUCH IMPROVEMENTS, EQUIPMENT AND FIXTURES, INCLUDING WITHOUT LIMITATION THE ROOF, WALLS, FLOOR SLABS, WINDOWS AND FRAMES, MAN AND VEHICLE DOORS, DRAINS, CONDUITS, ELECTRICAL SWITCHGEAR, LIGHTING, PLUMBING, MECHANICAL, ELECTRICAL, FIRE AND LIFE SAFETY, AND HEATING AIR CONDITIONING AND VENTILATION SYSTEMS, AND FLOOR AND WALL COVERINGS; ANY SURFACE, SOIL, SUBSOIL, GEOLOGIC, SEISMIC, DRAINAGE, OR WATER OR MOISTURE CONDITIONS OR OTHER PHYSICAL CONDITIONS OF OR AFFECTING THE PROPERTY, SUCH AS CLIMATE, DRAINAGE, AIR, WATER OR MINERALS OR THE PRESENCE OR EXISTENCE OF ANY CONTAMINANTS OR “HAZARDOUS MATERIALS” (AS DEFINED BELOW) ON, UNDER, IN OR AROUND THE PROPERTY; THE EXISTENCE OF ANY SPECIAL ENVIRONMENTAL, HISTORICAL, TRANSPORTATION, OR OTHER CONDITION OR REQUIREMENT ON, AFFECTING OR RELATED TO THE PROPERTY WHICH MIGHT IMPAIR OR IMPOSE REQUIREMENTS OR COSTS UPON BUYER’S CONTEMPLATED USE OF OR INVESTMENT IN THE PROPERTY; THE EXTENT OR CONDITION OF TITLE TO THE PROPERTY; AND ALL OTHER MATTERS CONCERNING THE CONDITION, USE, DEVELOPMENT, SALE OR LEASING OF THE PROPERTY, WHETHER KNOWN OR UNKNOWN. FOR PURPOSES OF THIS AGREEMENT, “HAZARDOUS MATERIALS” SHALL MEAN SUBSTANCES DEFINED AS “HAZARDOUS SUBSTANCES,” “HAZARDOUS MATERIALS,” OR “TOXIC SUBSTANCES” IN THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, 42 U.S.C. SEC. 9601, ET. SEQ., THE HAZARDOUS MATERIALS TRANSPORTATION ACT, 49 U.S.C. SECTION 1901, ET. SEQ., THE RESOURCE CONSERVATION AND RECOVERY ACT, 42 U.S.C. SECTION 6901, ET. SEQ., AND THOSE SUBSTANCES DEFINED AS “HAZARDOUS WASTES” IN SECTION 25117 OF THE CALIFORNIA HEALTH & SAFETY CODE OR AS “HAZARDOUS SUBSTANCES” IN SECTION 25316 OF THE CALIFORNIA HEALTH & SAFETY CODE, AND IN THE REGULATIONS ADOPTED AND PUBLICATIONS PROMULGATED PURSUANT TO SUCH LAWS, OR AS SUCH LAWS OR REGULATIONS MAY BE FURTHER AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME.

(b) Reliance Upon Reports and Investigations; As-Is. BUYER AGREES THAT SELLER HAS NOT AND WILL NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE VARIOUS REPORTS, PLANS AND SPECIFICATIONS, IF ANY, GIVEN BY SELLER OR SELLER’S AGENTS TO BUYER, AND BUYER AGREES TO VERIFY AND ESTABLISH THE ACCURACY AND COMPLETENESS THEREOF TO BUYER’S OWN SATISFACTION. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 12 OF THIS AGREEMENT, BUYER IS RELYING SOLELY UPON ITS OWN INSPECTION, INVESTIGATION AND ANALYSES OF THE PROPERTY AND IS NOT RELYING IN ANY WAY UPON ANY REPRESENTATIONS, STATEMENTS, AGREEMENTS, WARRANTIES, STUDIES, REPORTS, DESCRIPTIONS, GUIDELINES OR OTHER INFORMATION OR MATERIAL FURNISHED BY SELLER OR ITS REPRESENTATIVES, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER REGARDING ANY SUCH MATTERS. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 12 OF THIS AGREEMENT, BUYER WILL ACQUIRE THE PROPERTY, IF AT ALL, “AS IS”, IN ITS PRESENT STATE AND CONDITION, WITHOUT REPRESENTATION OR WARRANTY BY SELLER OR ITS REPRESENTATIVES AS TO ANY MATTER. EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 8(A) CONCERNING CONDITIONS TO BUYER’S OBLIGATIONS, NO PATENT OR LATENT CONDITION AFFECTING THE PROPERTY IN ANY WAY, SUCH AS BUT NOT LIMITED TO THE MATTERS LISTED IN THIS SECTION 13 WHETHER OR NOT KNOWN OR DISCOVERABLE OR HEREAFTER DISCOVERED, SHALL AFFECT BUYER’S OBLIGATION TO PURCHASE THE PROPERTY, NOR SHALL GIVE RISE TO ANY RIGHT OF DAMAGES, RESCISSION OR OTHERWISE AGAINST SELLER.

(c) Release and Indemnity. BUYER ON ITS BEHALF AND ON BEHALF OF ITS SUCCESSORS AND ASSIGNS HEREBY WAIVES AND UNCONDITIONALLY RELEASES AND DISCHARGES, SELLER AND EACH OF ITS DIVISIONS, SUBSIDIARIES, MEMBERS, PARTNERS AND AFFILIATES, AND ALL OF THEIR RESPECTIVE EMPLOYEES, OFFICERS, SHAREHOLDERS, DIRECTORS, AGENTS, REPRESENTATIVES AND PROFESSIONAL CONSULTANTS AND ALL OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, CLAIMS, DEMANDS, COSTS (INCLUDING ATTORNEYS’, CONSULTANT AND EXPERT FEES), EXPENSES AND PENALTIES ARISING FROM, RELATING TO OR CAUSED BY (I) ANY OR ALL OF THE MATTERS DESCRIBED IN THIS SECTION 13 AND OTHER MATTERS RELATING TO THE USE, CONDITION OR DEVELOPMENT OF THE PROPERTY AND SURROUNDING PROPERTY AS DESCRIBED IN THIS AGREEMENT AND (II) THE ENVIRONMENTAL CONDITION OF THE PROPERTY OR THE EXISTENCE UPON, UNDER OR AROUND THE PROPERTY AT THE TIME OF CLOSING OR AT ANY TIME FOLLOWING THE CLOSING, OR THE DISCOVERY AFTER THE CLOSING, OF ANY HAZARDOUS MATERIALS. BUYER FURTHER AGREES TO ASSUME, AND TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE RELEASED PARTIES FROM, ALL RESPONSIBILITY FOLLOWING THE CLOSING WITH RESPECT TO THE REMEDIATION OF ANY HAZARDOUS MATERIALS, WHETHER RELEASED OR DISCOVERED AFTER THE CLOSING OR EXISTING PRIOR TO THE CLOSING, AND REQUIRED BY LAW OR ANY GOVERNMENTAL AUTHORITY HAVING JURISDICTION OR FOR ANY OTHER REASON.

(d) 1542 Waiver. BUYER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

BUYER BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTE OR COMMON LAW PRINCIPLE OF SIMILAR EFFECT, WITH RESPECT TO THE RELEASES SET FORTH IN THIS SECTION 13.

Buyer’s	Seller’s
Initials	Initials

(e) Receipt Of Documents. Buyer has received, read and understood, or prior to the approval date will receive, read and understand, and from and after the closing agrees to be bound by the terms and conditions of all matters of record affecting the property.

14. Damage and Destruction. If at any time prior to the Closing, a material portion of the Improvements is damaged or destroyed by any casualty, either Seller or Buyer may terminate this Agreement and cancel Escrow by giving written notice to Escrowholder and the other party. Thereupon, all instruments shall be returned to the respective parties who deposited the same, Seller shall pay all title and Escrow cancellation charges, all other funds then deposited by Buyer in Escrow, including all accrued interest thereon, and any funds paid outside of Escrow by Buyer shall be returned to Buyer, and each party shall be excused from any further obligations hereunder or liability to the other party. Should neither party elect to terminate this Agreement as aforesaid, there shall be no price adjustment as a result of such damage or destruction, and Seller shall assign to Buyer all insurance proceeds, or the right to receive the same, payable or due on account of such damage or destruction, except as to any portion of such insurance proceeds payable on account of lost rental revenue for the period prior to the Closing. If the portion of the Property which is the subject of such damage or destruction is not a material portion of the Property, then this Agreement shall remain in full force and effect and Seller shall assign to Buyer all insurance proceeds, or the right to receive the same, payable or due on account of such damage or destruction, except as to any portion of such insurance proceeds payable on account of lost rental revenue for the period prior to the Closing. For purposes of this Agreement, a material portion of the Improvements shall mean damage to or destruction of the Improvements the cost of repair of which would exceed Five Hundred Thousand Dollars ($500,000.00), as reasonably determined by Seller or a contractor selected by Seller.

15. Condemnation. If at any time prior to the Closing, legal proceedings are commenced under the power of eminent domain with respect to a material portion of the Property, either Seller or Buyer may terminate this Agreement and cancel Escrow by giving written notice to Escrowholder and the other party. Thereupon, all instruments shall be returned to the respective parties who deposited same, Seller shall pay all title and Escrow cancellation charges, all other funds then deposited by Buyer in Escrow, including all accrued interest thereon, and any funds paid outside of Escrow by Buyer shall be returned to Buyer, and each party shall be excused from any further obligations hereunder or liability to the other party. In the event of such termination, Buyer shall have no right to participate in the receipt of any condemnation proceeds from the taking. Should neither party elect to terminate this Agreement as aforesaid, there shall be no price adjustment as a result of the taking, and Seller shall not be entitled to any condemnation award as may be attributable to the Property. If the portion of the Property to be taken under power of eminent domain is not a material portion of the Property then this Agreement shall remain in full force and effect and Seller shall assign to Buyer upon the closing any and all rights to any condemnation proceeds from such taking. For purposes of this Agreement, a material portion of the Property shall mean more than ten percent (10%) of the area of the Land or more than ten percent (10%) of the square footage of the Improvements upon the Land.

16. Non-Foreign Status of Seller. In accordance with Section 1445 of the Internal Revenue Code, Seller hereby represents, warrants and certifies to Buyer, under penalty of perjury, that Seller is not now, and at the Closing will not be, a “foreign person” (that is, a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code and regulations promulgated thereunder), and that Buyer need not withhold tax at the Closing as a result of this transfer.

17. Survivability of Covenants. All covenants of Buyer or Seller which are expressly provided hereunder to be performed in whole or in part after the Closing, and all representations, warranties, waivers, releases, agreements to defend and hold harmless and indemnities by either party to the other, shall survive the Closing and be binding upon and inure to the benefit of the respective parties hereto and their respective heirs, successors and permitted assigns. Any agreements, understandings, warranties or representations not expressly contained herein shall in no way bind either Seller or Buyer. Seller and Buyer each expressly waives any right of rescission and all claims for damages by reason of any statement, representation, warranty, promise and/or agreement, if any, not contained in or attached to this Agreement.

18. Brokers’ Commissions. Seller has employed the services of CB Richard Ellis (“Seller’s Broker”), and Buyer has employed the services of Colliers Parrish International, Inc. (“Buyer’s Broker”) in connection with this transaction, and Seller shall have the sole responsibility and obligation (pursuant to a separate agreement) for payment at (and conditioned upon) the Closing of a broker’s commission to Seller’s Broker (which shall be shared with Buyer’s Broker as a cooperating broker). Except as provided in the foregoing sentence, each of the parties represents to the other that no brokerage commission, finder’s fee or other similar compensation of any kind is due or owing to any person or entity in connection with the transactions covered by this Agreement. Each party agrees to and does hereby indemnify and hold the other harmless from and against any and all costs, liabilities, losses, damages, claims, causes of action or proceedings which may result from any broker, agent, finder, or similar person, licensed or otherwise, claiming through, under or by reason of the conduct of the indemnifying party in connection with the transactions covered by this Agreement.

19. Waiver, Consent and Remedies. Each provision of this Agreement to be performed by Buyer and/or Seller shall be deemed both a covenant and a condition and shall be a material consideration for the other party’s performance hereunder, and any breach thereof by either party shall be deemed a material default hereunder by such party. Either party may specifically and expressly waive in writing any portion of this Agreement or any breach thereof, but no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. A waiving party may at any time thereafter require further compliance by the other party with any breach or provision so waived. The consent by one party to any act by the other for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or any similar acts in the future. No waiver or consent shall be implied from silence or any failure of a party to act, except as otherwise specified in this Agreement. Except as otherwise specified in this Agreement, all rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement shall be cumulative and no one of them shall be exclusive of any other.

20. Waiver of Jury Trial; Judicial Reference.

(a) BUYER AND SELLER EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHT TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE, TO THE EXTENT NOW OR HEREAFTER PERMITTED BY LAW, ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

(b) In the event that the jury waiver provisions of Section 20(a) are not enforceable under California law, then the provisions of this Section 20(b) shall apply. It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Agreement or related to the Property or the transactions contemplated under this Agreement will be resolved in a prompt and expeditious manner. Accordingly, except with respect to prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiary or affiliated entities) on any matters whatsoever arising out of or in any way connected with this Agreement shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 – 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”). Any fee to initiate the judicial reference proceedings shall be paid by the party initiating such procedure; provided however, that the costs and fees, including any initiation fee, of such proceeding shall ultimately be borne in accordance with Section 21 below. The venue of the proceedings shall be in the county in which the Property is located. Within 10 days of receipt by any party of a written request to resolve any dispute or controversy pursuant to this Section 20(b), the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such 10 day period, then any party may thereafter file a lawsuit in the County in which the Property is located for the purpose of appointment of a referee under California Code of Civil Procedure Sections 639 and 640, as same may be amended or any successor statute(s) thereto. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from JAMS, the American Arbitration Association or similar mediation/arbitration entity. The proposed referee may be challenged by any party for any of the grounds listed in Section 641 of the California Code of Civil Procedure, as same may be amended or any successor statute(s) thereto. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with California law. The referee shall not, however, have the power to award punitive damages, nor any other damages which are not permitted by the express provisions of this Agreement, and the parties hereby waive any right to recover any such damages. The referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California law; provided, however, that the referee shall limit discovery to that which is essential to the effective prosecution or defense of the action, and in no event shall discovery by either party include more than one non-expert witness deposition unless both parties otherwise agree. The reference proceeding shall be conducted in accordance with California law (including the rules of evidence), and in all regards, the referee shall follow California law applicable at the time of the reference proceeding. In accordance with Section 644 of the California Code of Civil procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Section 20(b). To the extent that no pending lawsuit has been filed to obtain the appointment of a referee, any party, after the issuance of the decision of the referee, may apply to the court of the county in which the Property is located for confirmation by the court of the decision of the referee in the same manner as a petition for confirmation of an arbitration award pursuant to Code of Civil Procedure Section 1285 et seq. (as same may be amended or any successor statute(s) thereto).

21. Attorneys’ Fees. In the event of any declaratory or other legal or equitable action instituted between Seller, Buyer and/or Escrowholder in connection with this Agreement, then as between Buyer and Seller the prevailing party shall be entitled to recover from the losing party all of its costs and expenses, including court costs and reasonable attorneys’ fees.

22. Authority to Bind. Each of the individuals signing this Agreement on behalf of any entity thereby specifically represents and warrants that such signatories, either collectively or individually, have the authority to bind that entity to all provisions of this Agreement.

23. Further Documents and Acts. Each of the parties hereto agrees to cooperate in good faith with each other, and to execute and deliver such further documents and perform such other acts as may be reasonably necessary or appropriate to consummate and carry into effect the transactions contemplated under this Agreement.

24. Notices. Any notice, request, demand, consent, approval or other communication required or permitted hereunder or by law shall be validly given or made only if in writing and delivered in person or by independent courier service to the other party at the address(es) below, or deposited in the United States mail, duly certified or registered (return receipt requested), postage prepaid, and addressed to the party for whom intended, as follows:

If to Seller:	THE IRVINE COMPANY LLC
111 Innovation Drive
Irvine, CA 92671
Attention: John Turner
Email: jturner@irvinecompany.com

Copy to:	THE IRVINE COMPANY LLC
111 Innovation Drive
Irvine, CA 92617
Attention: General Counsel, Commercial Land Sales
Email: jwallace@irvinecompany.com

And a Copy to:	NOSSAMAN LLP
18101 Von Karman Avenue, Suite 1800
Irvine, CA 92612
Attention: Kenneth S. Kramer, Esq.
Email: kkramer@nossaman.com

If to Buyer:	SUPER MICRO COMPUTER, INC.
980 Rock Avenue
San Jose, CA 95131
Attention: General Counsel
Email: Roberta@supermicro.com

Copy to:	COLLIERS PARISH INTERNATIONAL, INC.
450 W. Santa Clara Street
San Jose, CA 95113
Attention: Michael L. Rosendin, SIOR CCIM/Dion Campisi
Email: mrosendin@colliersparish.com; dcampisi@colliersparish.com

Any party may from time to time, by written notice to the other as provided above, designate a different address which shall be substituted for that specified above. If any notice or other document is sent by mail as aforesaid, the same shall be deemed served or delivered forty-eight (48) hours after mailing thereof as above specified. Notice by any other method shall be deemed served or delivered upon actual receipt at the address or fax number listed above.

25. Gender and Number. In this Agreement (unless the context requires otherwise), the masculine, feminine and neuter genders and the singular and the plural shall be deemed to include one another, as appropriate. If more than one party executes this Agreement as Buyer, then the obligations and liabilities of all such parties under this Agreement shall be joint and several.

26. Entire Agreement. This Agreement and its exhibits constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and the final, complete and exclusive expression of the terms and conditions thereof. Prior agreements, representations, warranties, negotiations and understandings of the parties hereto, oral or written, express or implied, are hereby superseded and merged herein.

27. Captions. The captions used herein are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions hereof.

28. Governing Law. This Agreement and the exhibits attached hereto have been negotiated and executed in the State of California and shall be governed by and construed under the laws of the State of California.

29. OFAC. Neither Buyer nor any its officers, directors, employees, shareholders, partners, members or other principles is listed as a Specially Designated National on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Asset Control.

31. Invalidity of Provisions. If any provision of this Agreement as applied to either party or to any circumstance shall be adjudged by a court of competent jurisdiction to be void or unenforceable for any reason, the same shall in no way affect (to the maximum extent permissible by law) any other provision of this Agreement, the application of any such provision under circumstances different from those adjudicated by the court, or the validity or enforceability of the Agreement as a whole.

32. Amendments. No addition to or modification of any provision contained in this Agreement shall be effective unless fully set forth in writing and signed by both Buyer and Seller.

33. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

34. No Recordation. Neither Buyer nor Seller shall, without the consent of the other, record this Agreement, or a short form or memorandum thereof, or take any other action which would materially and adversely affect the marketability of Seller’s title to the Property.

35. No Offer. Submission of this Agreement by Seller to Buyer shall not be deemed an offer by Seller to sell the Property. Seller shall not be bound hereby in any manner until its delivery to Buyer of an executed copy hereof signed by Seller, already having been signed by Buyer, and until such delivery Seller reserves the right to show, offer for sale and sell the Property to other prospective buyers.

36. Date of Performance. If the date on which any performance required hereunder falls on a Saturday, Sunday or generally recognized federal or banking holiday, then such performance shall be required as of the next following business day.

37. Section 1031 Exchange. Buyer or Seller may elect to consummate the transaction contemplated in this Agreement as to all of the Property or one or more of the 801, 1791 and/or 1797 Buildings, as part of a so-called like-kind exchange (the “Exchange”) pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”). In the event either party so elects, then each party agrees to cooperate in such exchange, provided that: (a) the Closing shall not be delayed or affected by reason of the Exchange nor shall the consummation or accomplishment of the Exchange be a condition precedent or condition subsequent to either party’s obligations under this Agreement; (b) the Exchange shall be effected through a qualified intermediary and neither party shall be required to acquire or hold title to any real property for purposes of consummating the Exchange; and (c) the party initiating the Exchange shall pay any additional costs that would not otherwise have been incurred by Buyer or Seller had the transaction contemplated by this Agreement not been consummated through the Exchange. Neither party shall, by this Agreement or acquiescence to the Exchange, have it rights under this Agreement affected or diminished in any manner, or be responsible for compliance with or be deemed to have warranted to the other party that the Exchange in fact complies with Section 1031 of the Code.

IN WITNESS WHEREOF, the parties have executed this Purchase Agreement and Escrow Instructions as of the date first above written.

SELLER:

THE IRVINE COMPANY LLC,
a Delaware limited liability company

By:	/s/ Gregory P. Lindstrom
Gregory P. Lindstrom
Executive Vice President, Corporate Administration

By:	/s/ Douglas G. Holte
Douglas G. Holte
President, Office Properties

CALIFORNIA DIVERSIFIED LLC,
a Delaware limited liability company

By:	/s/ Gregory P. Lindstrom
Gregory P. Lindstrom
Executive Vice President, Corporate Administration The Irvine Company, Its Authorized Signatory

By:	/s/ Douglas G. Holte
Douglas G. Holte
Senior Vice President

BUYER:

SUPER MICRO COMPUTER, INC.,
a Delaware corporation

By:	/s/ Robert Aeschliman
Robert Aeschliman
General Counsel

The undersigned Escrowholder accepts the foregoing Purchase Agreement and Escrow Instructions and agrees to act as Escrowholder under this Agreement in strict accordance with its terms:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Title:

Date:

LEGAL DESCRIPTION OF THE PROPERTY

EXHIBIT A

to Purchase Agreement

PARCEL A:

PARCEL ONE:

PARCEL 1, AS SHOWN ON THAT CERTAIN PARCEL MAP FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON JULY 17, 1984 IN BOOK 531 OF MAPS, AT PAGES 43 AND 44, AND AS AMENDED BY CERTIFICATE OF CORRECTION RECORDED ON DECEMBER 19, 1985 IN BOOK J553, PAGE 848.

PARCEL TWO:

AN EASEMENT FOR STORM DRAINAGE PURPOSES ON, OVER AND UNDER THE FOLLOWING DESCRIBED PARCEL OF LAND:

BEING THE EASTERLY 20.00 FEET OF THE NORTHERLY 20.00 FEET OF PARCEL 1, AS SHOWN UPON THAT CERTAIN MAP ENTITLED, “PARCEL MAP” WHICH MAP WAS FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON MAY 23, 1983 IN BOOK 513 OF MAPS, AT PAGES 8 AND 9.

PARCEL THREE:

A RIGHT-OF-WAY FOR ALL PURPOSES, OVER AND ACROSS THE FOLLOWING DESCRIBED LAND:

BEGINNING AT AN IRON PIPE DRIVEN IN THE WESTERLY LINE OF THE MILPITAS ROAD AT A POINT DISTANT NORTH 30° 10’ WEST 6.14 CHAINS FROM THE POINT OF INTERSECTION OF SAID WESTERLY LINE OF SAID ROAD WITH THE WESTERLY LINE OF THE LAND AND RIGHT-OF-WAY OF THE SOUTHERN PACIFIC COMPANY; AND RUNNING THENCE SOUTH 59° 35’ WEST 42.45 CHAINS TO A STAKE MARKED F.3 STANDING IN THE WESTERLY LINE OF LANDS NOW OR FORMERLY OF MRS. JULIA A. FOX AND IN THE EASTERLY LINE OF THE CAYOTE CHANNEL AS CONDEMNED 150 FEET WIDE, BY THE COUNTY OF SANTA CLARA, AND BEING A STRIP OF LAND 20 FEET WIDE OF 10 FEET IN EACH SIDE OF THE ABOVE DESCRIBED CENTER LINE. COURSES TRUE. VARIATED 17  3/4° EAST SURVEYED OCTOBER 1909, BY CHAS. HERRMANN OF HERMANN BROS., SURVEYORS AND C.E. SAN JOSE, CALIFORNIA, AS GRANTED BY JULIA A. FOX, ET UX IN DEED RECORDED ON NOVEMBER 10, 1909 IN BOOK 352 OF DEEDS AT PAGE 71.

EXHIBIT A

to Purchase Agreement

1

PARCEL B:

PARCEL ONE:

ALL OF PARCEL 1, AS SHOWN ON THAT CERTAIN MAP ENTITLED PARCEL MAP, BEING ALL OF LOTS 4 & 5 OF TRACT NO. 7422, ACCORDING TO THE MAP THEREOF RECORDED IN BOOK 511 OF MAPS, AT PAGES 20 THROUGH 23, SANTA CLARA COUNTY RECORDS, WHICH MAP WAS FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON MAY 23, 1983, IN BOOK 513 OF MAPS PAGE(S) 8 AND 9.

PARCEL TWO:

AN EASEMENT 24.00 FEET IN WIDTH, FOR THE PURPOSES OF “MUTUAL INGRESS/EGRESS,” OVER THE SOUTHERLY PORTION OF PARCEL 2, AS SHOWN UPON THAT CERTAIN MAP ENTITLED, “PARCEL MAP BEING ALL OF LOTS 4 & 5 OF TRACT NO. 7422, ACCORDING TO THE MAP THEREOF RECORDED IN BOOK 511 OF MAPS AT PAGES 20 THROUGH 23, SANTA CLARA COUNTY RECORDS,” WHICH MAP WAS FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON MAY 23, 1983 IN BOOK 513 OF MAPS, AT PAGES 8 AND 9.

APN: 237-15-189 (Affects: Parcel A) and 237-03-049 (Affects: Parcel B)

PARCEL C:

PARCEL ONE:

ALL OF PARCEL 2, AS SHOWN UPON THAT CERTAIN MAP ENTITLED, “PARCEL MAP BEING ALL OF LOTS 4 AND 5 OF TRACT NO. 7422, ACCORDING TO THE MAP THEREOF RECORDED IN BOOK 511 OF MAPS AT PAGES 20 THROUGH 23, SANTA CLARA COUNTY RECORDS”, WHICH MAP WAS FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON MAY 23, 1983 IN BOOK 513 OF MAPS, AT PAGES 8 AND 9.

PARCEL TWO:

AN EASEMENT 24.00 FEET IN WIDTH FOR THE PURPOSE OF “MUTUAL INGRESS/EGRESS” OVER THE WESTERLY AND NORTHWESTERLY PORTIONS OF PARCEL 1, AS SHOWN UPON THAT CERTAIN MAP ENTITLED, “PARCEL MAP BEING ALL OF LOTS 4 AND 5 OF TRACT NO. 7422, ACCORDING TO THE MAP THEREOF RECORDED IN BOOK 511 OF MAPS, AT PAGES 20 THROUGH 23, SANTA CLARA COUNTY RECORDS; WHICH MAP WAS FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA, STATE OF CALIFORNIA ON MAY 23, 1983 IN BOOK 513 OF MAPS, AT PAGES 8 AND 9.

APN: 237-03-077

EXHIBIT A

to Purchase Agreement

2

DESCRIPTION OF LEASES

EXHIBIT B

to Purchase Agreement

DESCRIPTION OF LEASES

1.	Lease dated June 6, 2005, by and between WW/LJ Gateways Ltd., as Landlord, and Micrus Corporation, as Tenant.

2.	Lease dated January 11, 2000, by and between WW & LJ Gateways Ltd., as Landlord, and Immersion Corporation, as Tenant.

3.	First Amendment to Lease dated March 17, 2004, by and between WW & LJ Gateways, Ltd., as Landlord, and Immersion Corporation, as Tenant.

4.	Second Amendment to Lease dated January 15, 2009, by and between The Irvine Company LLC, as Landlord, and Immersion Corporation, as Tenant.

5.	License dated March 30, 2010, by and between Immersion Corporation, as Licensor, and CAE Healthcare USA, Inc., as Licensee.

6.	Consent to License dated as of April 13, 2010, by and among The Irvine Company LLC, as Landlord, Immersion Corporation, as Tenant, and CAE Healthcare USA, Inc., as Licensee.

EXHIBIT B

to Purchase Agreement

ESCROW GENERAL PROVISIONS

EXHIBIT C

to Purchase Agreement

FIRST AMERICAN TITLE INSURANCE COMPANY

The parties understand and acknowledge:

1.	SPECIAL DISCLOSURES:

A.	DEPOSIT OF FUNDS & DISBURSEMENTS

Unless directed in writing to establish a separate, interest-bearing account together with all necessary taxpayer reporting information, all funds shall be deposited in general escrow accounts in a federally insured financial institution including those affiliated with Escrow Holder (“depositories”). All disbursements shall be made by Escrow Holder’s check or by wire transfer unless otherwise instructed in writing. The Good Funds Law (California Insurance Code 12413.1) mandates that Escrow Holder may not disburse funds until the funds are, in fact, available in Escrow Holder’s account. Wire transfers are immediately disbursable upon confirmation of receipt. Funds deposited by a cashier’s or certified check are generally available on the next banking day following deposit. Funds deposited by a personal check and other types of instruments may not be available until confirmation from Escrow Holder’s bank which can vary from 2 to 10 days.

B.	DISCLOSURE OF POSSIBLE BENEFITS TO ESCROW HOLDER

As a result of Escrow Holder maintaining its general escrow accounts with the depositories, Escrow Holder may receive certain financial benefits such as an array of bank services, accommodations, loans or other business transactions from the depositories (“collateral benefits”). All collateral benefits shall accrue to the sole benefit of Escrow Holder and Escrow Holder shall have no obligation to account to the parties to this escrow for the value of any such collateral benefits.

C.	MISCELLANEOUS FEES

Escrow Holder may incur certain additional costs on behalf of the parties for services performed, or fees charged, by third parties. The fees charged by Escrow Holder for services including, but not limited to, wire transfers, overnight delivery/courier services, recording fees, notary fees, etc. may include a mark up over the direct cost of such services to reflect the averaging of direct, administrative and overhead charges of Escrow Holder for such services which shall, in no event, exceed $10 for each markup.

D.	METHOD TO DELIVER PAYOFF TO LENDERS/LIENHOLDERS

To minimize the amount of interest due on any existing loan or lien, Escrow Holder will deliver the payoff funds to the lender/lienholder in an expeditious manner as demanded by the lender/lienholder using (a) personal delivery, (b) wire transfer, or (c) overnight delivery service, unless otherwise directed in writing by the affected party.

2.	PRORATIONS & ADJUSTMENTS

The term “close of escrow” means the date on which documents are recorded. All prorations and/or adjustments shall be made to the close of escrow based on the number of actual days, unless otherwise instructed in writing.

3.	CONTINGENCY PERIODS

Escrow Holder shall not be responsible for monitoring contingency time periods between the parties. The parties shall execute such documents as may be requested by Escrow Holder to confirm the status of any such periods.

4.	REPORTS

As an accommodation, Escrow Holder may agree to transmit orders for inspection, termite, disclosure and other reports if requested, in writing or orally, by the parties or their agents. Escrow Holder shall deliver copies of any such reports as directed. Escrow Holder is not responsible for reviewing such reports or advising the parties of the content of same.

5.	INFORMATION FROM AFFILIATED COMPANIES

Escrow Holder may provide the parties’ information to and from its affiliates in connection with the offering of products and services from these affiliates.

6.	RECORDATION OF DOCUMENTS

Escrow Holder is authorized to record documents delivered through escrow which are necessary or proper for the issuance of the requested title insurance policy(ies). Buyer will provide a completed Preliminary Change of Ownership Report form (“PCOR”). If Buyer fails to provide the PCOR, Escrow Holder shall close escrow and charge Buyer any additional fee incurred for recording the documents without the PCOR. Escrow Holder is released from any liability in connection with same.

7.	PERSONAL PROPERTY TAXES

No examination, UCC search, insurance as to personal property and/or the payment of personal property taxes is required unless otherwise instructed in writing.

8.	REAL PROPERTY TAXES

Real property taxes are prorated based on the most current available tax statement from the tax collector’s office. Supplemental taxes may be assessed as a result of a change in ownership or completion of construction. Adjustments due either party based on the actual new tax bill issued after close of escrow or a supplemental tax bill will be made by the parties outside of escrow and Escrow Holder is released of any liability in connection with such adjustments. The first installment of California real property taxes is due November 1st (delinquent December 10th) and the second installment is due February 1st (delinquent April 10th). If a tax bill is not received from the County at least 30 days prior to the due date, buyer should contact the County Tax Collector’s office and request one. Escrow Holder is not responsible for same.

9.	CANCELLATION OF ESCROW

(a) Any party desiring to cancel this escrow shall deliver written notice of cancellation to Escrow Holder. Within a reasonable time after receipt of such notice, Escrow Holder shall send by regular mail to the address on the escrow instructions, one copy of said notice to the other party(ies). Unless written objection to cancellation is delivered to Escrow Holder by a party within 10 days after date of mailing, Escrow Holder is authorized, at its option, to comply with the notice and terminate the escrow. If a written objection is received by Escrow Holder, Escrow Holder is authorized, at its option, to hold all funds and documents in escrow (subject to the funds held fee) and to take no other action until otherwise directed by either the parties’ mutual written instructions or a final order of a court of competent jurisdiction. If no action is taken on this escrow within 6 months after the closing date specified in the escrow instructions, Escrow Holder’s obligations shall, at its option, terminate. Upon termination of this escrow, the parties shall pay all fees, charges and reimbursements due to Escrow Holder and all documents and remaining funds held in escrow shall be returned to the parties depositing same.

(b) Notwithstanding the foregoing paragraph, Escrow Holder shall have the right to unilaterally terminate any escrow which is subject to the provisions of the Equity Purchaser Law (CA Civil Code Section 1695 et seq.) and may return all documents and funds without any consent by or notice to the buyer.

10.	CONFLICTING INSTRUCTIONS & DISPUTES

If Escrow Holder becomes aware of any conflicting demands or claims concerning this escrow, Escrow Holder shall have the right to discontinue all further acts on Escrow Holder’s part until the conflict is resolved to Escrow Holder’s satisfaction. Escrow Holder has the right at its option to file an action in interpleader requiring the parties to litigate their claims/rights. If such an action is filed, the parties jointly and severally agree (a) to pay Escrow Holder’s cancellation charges, costs (including the funds held fees) and reasonable attorneys’ fees, and (b) that Escrow Holder is fully released and discharged from all further obligations under the escrow. If an action is brought involving this escrow and/or Escrow Holder, the party(ies) involved in the action agree to indemnify and hold the Escrow Holder harmless against liabilities, damages and costs incurred by Escrow Holder (including reasonable attorneys’ fees and costs) except to the extent that such liabilities, damages and costs were caused by the negligence or willful misconduct of Escrow Holder.

THIS COMPANY CONDUCTS ESCROW BUSINESS UNDER CERTIFICATE OF AUTHORITY ISSUED BY THE STATE OF CALIFORNIA DEPARTMENT OF INSURANCE.
©2005 First American Title Insurance Company	Page 1 of 2 Pages	Form 1610
(7/5/2006)

EXHIBIT C

to Purchase Agreement

1

11.	USURY

Escrow Holder is not to be concerned with usury as to any loans or encumbrances in this escrow and is hereby released of any responsibility and/or liability therefore.

12.	AMENDMENTS TO ESCROW INSTRUCTIONS

Any amendment to the escrow instructions must be in writing, executed by all parties and accepted by Escrow Holder. Escrow Holder may, at its sole option, elect to accept and act upon oral instructions from the parties. If requested by Escrow Holder the parties agree to confirm said instructions in writing as soon as practicable. The escrow instructions as amended shall constitute the entire escrow agreement between the Escrow Holder and the parties hereto with respect to the subject matter of the escrow.

13.	INSURANCE POLICIES

In all matters relating to insurance, Escrow Holder may assume that each policy is in force and that the necessary premium has been paid. Escrow Holder is not responsible for obtaining fire, hazard or liability insurance, unless Escrow Holder has received specific written instructions to obtain such insurance prior to close of escrow from the parties or their respective lenders.

14.	COPIES OF DOCUMENTS; AUTHORIZATION TO RELEASE

Escrow Holder is authorized to rely upon copies of documents, which include facsimile, electronic, NCR, or photocopies as if they were an originally executed document. If requested by Escrow Holder, the originals of such documents shall be delivered to Escrow Holder. Escrow Holder may withhold documents and/or funds due to the party until such originals are delivered. Documents to be recorded MUST contain original signatures. Escrow Holder may furnish copies of any and all documents to the lender(s), real estate broker(s), attorney(s) and/or accountant(s) involved in this transaction upon their request. Delivery of documents by escrow to a real estate broker or agent who is so designated in the purchase agreement shall be deemed delivery to the principal.

15.	EXECUTION IN COUNTERPART

The escrow instructions and any amendments may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute the same instruction.

16.	TAX REPORTING, WITHHOLDING & DISCLOSURE

The parties are advised to seek independent advice concerning the tax consequences of this transaction, including but not limited to, their withholding, reporting and disclosure obligations. Escrow Holder does not provide tax or legal advice and the parties agree to hold Escrow holder harmless from any loss or damage that the parties may incur as a result of their failure to comply with federal and/or state tax laws. WITHHOLDING OBLIGATIONS ARE THE EXCLUSIVE OBLIGATIONS OF THE PARTIES. ESCROW HOLDER IS NOT RESPONSIBLE TO PERFORM THESE OBLIGATIONS UNLESS ESCROW HOLDER AGREES IN WRITING.

A.	TAXPAYER IDENTIFICATION NUMBER REPORTING

Federal law requires Escrow Holder to report seller’s social security number or tax identification number (both numbers are hereafter referred to as the “TIN”), forwarding address, and the gross sales price to the Internal Revenue Service (“IRS”). To comply with the USA PATRIOT Act, certain taxpayer identification information (including, but not limited to, the TIN) may be required by Escrow Holder from certain persons or entities involved (directly or indirectly) in the transaction prior to closing.

Escrow cannot be closed nor any documents recorded until the information is provided and certified as to its accuracy to Escrow Holder. The parties agree to promptly obtain and provide such information as requested by Escrow Holder.

B.	State Withholding & Reporting

Under California law (Rev & Tax Code §18662), a buyer may be required to withhold and deliver to the Franchise Tax Board (FTB) an amount equal to 3.33% of the sales price in the case of disposition of California real property interest (“Real Property”) by either: 1) a seller who is an individual, trust or estate or when the disbursement instructions authorize the proceeds to be sent to a financial intermediary of seller; OR 2) a corporate seller that has no permanent place of business in California immediately after the transfer of title to the Real Property. Buyer may be subject to a penalty (equal to the greater of 10% of the amount required to be withheld or $500) for failing to withhold and transmit the funds to FTB in the time required by law. Buyer is not required to withhold any amount and will not be subject to penalty for failure to withhold if: a) the sales price of the Real Property does not exceed $100,000; b) the seller executes a written certificate under penalty of perjury certifying that the seller is a corporation with a permanent place of business in California; OR c) the seller, who is an individual, trust, estate or a corporation without a permanent place of business in California, executes a written certificate under penalty of perjury certifying one of the following: (i) the Real Property was the seller’s or decedent’s principal residence (as defined in IRC §121); (ii) Real Property being conveyed was last used by the seller as sellers principal residence within the meaning of IRC §121 (even if the seller did not meet the two out of the last five years requirement or one of the special circumstances in IRC §121); (iii) the Real Property is or will be exchanged for property of like-kind (as defined in IRC §1031) and that the seller intends to acquire property similar or related in service or use so as to be eligible for nonrecognition of gain for California income tax purposes under IRC §1031; (iv) the Real Property has been compulsorily or involuntarily converted (as defined in IRC §1033) and the seller intends to acquire property similar or related in service or use so as to be eligible for nonrecognition of gain for California income tax purposes under IRC §1033; or (v) the Real Property sale will result in a loss (or net gain not required to be recognized) for California income tax purposes. Seller is subject to penalties for knowingly filing a fraudulent certificate for the purpose of avoiding the withholding laws.

Contact FTB: For additional information regarding California withholding, contact the Franchise Tax Board at (toll free) 888-792-4900), by e-mail nrws@ftb.ca.gov; or visit their website at www.ftb.ca.gov.

C.	FEDERAL WITHHOLDING & REPORTING

Certain federal reporting and withholding requirements exist for real estate transactions where the seller (transferor) is a non-resident alien, a non-domestic corporation, partnership, or limited liability company; or a domestic corporation, partnership or limited liability company controlled by non-residents; or non-resident corporations, partnerships or limited liability companies.

D.	TAXPAYER IDENTIFICATION DISCLOSURE

Federal and state laws require that certain forms include a party’s TIN and that such forms or copies of the forms be provided to the other party and to the applicable governmental authorities. Parties to a real estate transaction involving seller-provided financing are required to furnish, disclose, and include the other party’s TIN in their tax returns. Escrow Holder is authorized to release a party’s TINs and copies of statutory forms to the other party and to the applicable governmental authorities in the foregoing circumstances. The parties agree to hold Escrow Holder harmless against any fees, costs, or judgments incurred and/or awarded because of the release of their TIN as authorized herein.

THIS COMPANY CONDUCTS ESCROW BUSINESS UNDER CERTIFICATE OF AUTHORITY ISSUED BY THE STATE OF CALIFORNIA DEPARTMENT OF INSURANCE.
©2005 First American Title Insurance Company	Page 2 of 2 Pages	Form 1610
(7/5/2006)

END OF GENERAL PROVISIONS

EXHIBIT C

to Purchase Agreement

2

GRANT DEED

EXHIBIT D

to Purchase Agreement

RECORDING

REQUESTED BY:

WHEN RECORDED

MAIL TO:

Attn:

SPACE ABOVE THIS LINE FOR RECORDER’S USE

GRANT DEED

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, THE IRVINE COMPANY LLC, a Delaware limited liability company, and CALIFORNIA DIVERSIFIED LLC, a Delaware limited liability company (collectively, “Grantor”), hereby grant to                     , a                      (“Grantee”), the real property in the City of San Jose, County of Santa Clara, State of California described as follows:

See Exhibit A attached hereto and incorporated herein by reference.

IN WITNESS WHEREOF, Grantor has executed this Grant Deed as of the day of                     , 20    .

THE IRVINE COMPANY LLC,
a Delaware limited liability company

By:
Title:

By:
Title:

CALIFORNIA DIVERSIFIED LLC,
a Delaware limited liability company

By:
Title:

By:
Title:

“Grantor”

MAIL TAX STATEMENTS TO ADDRESS ABOVE

[acknowledgments on next page]

EXHIBIT D

to Purchase Agreement

1

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF	)

On                                         , 20    , before me,                                          Notary Public, personally appeared                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

NOTARY PUBLIC

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF	)

On                                         , 20    , before me,                                          Notary Public, personally appeared                                         , who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

NOTARY PUBLIC

EXHIBIT A TO GRANT DEED

The real property located in the City of San Jose, County of Santa Clarita, State of California, conveyed hereby is conveyed as follows:

[Insert Legal Description]

SUBJECT TO:

1. Nondelinquent general and special taxes and assessments for the current fiscal year and any and all unpaid bonds and/or assessments.

2. All covenants, conditions, restrictions, reservations, rights-of-way, easements and other matters of record or apparent.

EXHIBIT A

to Grant Deed

1

Document No.:

Recorded:

STATEMENT OF TAX DUE AND REQUEST THAT TAX DECLARATION NOT BE MADE A PART OF THE PERMANENT RECORD IN THE OFFICE OF THE COUNTY RECORDER (PURSUANT TO SECTION 11932 OF THE REVENUE AND TAXATION CODE).

TO: SANTA CLARA COUNTY RECORDER

Request is hereby made in accordance with the provisions of Section 11932 of California Revenue and Taxation Code and County of Orange Ordinance Number 2183 that the amount of the tax due not be shown on the original document which names:

Grantor: THE IRVINE COMPANY LLC, a Delaware limited liability company, and CALIFORNIA DIVERSIFIED LLC, a Delaware limited liability company

Grantee:                                                                                       , a

The property described in the accompanying document is located in the City of San Jose, County of Santa Clara, State of California.

I HEREBY DECLARE THAT THE DOCUMENTARY TRANSFER TAX IS $                    .

THE TAX IS COMPUTED ON;

                     FULL VALUE OF PROPERTY CONVEYED

                     FULL VALUE LESS LIENS AND ENCUMBRANCES REMAINING AT TIME OF SALE

(Signature of Grantor or Agent Determining Tax)

(Firm Name)

NOTE: After the permanent record is made, this form will be affixed to the conveying document and returned with it.

ASSIGNMENT AND ASSUMPTION OF LEASES

EXHIBIT E

to Purchase Agreement

ASSIGNMENT AND ASSUMPTION OF LEASES

This ASSIGNMENT AND ASSUMPTION OF LEASES (this “Assignment”) is made and entered into as of                             , 2010, by and between THE IRVINE COMPANY LLC, a Delaware limited liability company, and CALIFORNIA DIVERSIFIED LLC, a Delaware limited liability company (collectively, “Assignor”), and SUPER MICRO COMPUTER, INC., a Delaware corporation (“Assignee”).

FOR VALUABLE CONSIDERATION, the receipt and adequacy of which are hereby acknowledged, Assignor does hereby assign, transfer and set over unto Assignee, all of Assignor’s right, title, interest, claim and estate as landlord in and to all lease agreements, occupancy agreements and other similar agreements regarding that certain real property situated in the City of San Jose, County of Santa Clara, State of California, and more particularly described in Exhibit A attached hereto (the “Property”), together with all amendments, supplements, modifications, extensions and renewals thereof, any and all security deposits relating thereto, and any and all guarantees of any of the foregoing (collectively, the “Leases”), including, without limitation, the Leases and related documents identified on the schedule attached hereto as Exhibit B and incorporated herein by this reference

Assignee hereby assumes all of the obligations on Assignor’s part to be observed and performed from and after the date hereof by the landlord under the Leases. Assignee hereby agrees to indemnify and hold harmless Assignor from and against any and all liability, claims, loss, costs, damage and expense (including reasonable attorneys’ fees and costs, and court costs) directly or indirectly arising out of or related to any breach or default in Assignee’s obligations under the Leases from and after the date of this Assignment. Assignee’s obligation to return tenant security deposits shall be limited to the amount of tenant security deposits actually paid over or credited to Assignee by Assignor concurrently with this Assignment.

This Assignment shall be construed under and enforced in accordance with the laws of the State of California.

This Assignment may be relied upon as conclusive proof that each and all of the Leases have been transferred to Assignee.

This Assignment shall be binding upon Assignor, Assignee and their respective legal representatives, successors and assigns.

In the event of any action or suit arising out of this Assignment, the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including reasonable attorneys’ fees.

This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which, together, shall constitute one and the same instrument.

EXHIBIT E

to Purchase Agreement

1

IN WITNESS WHEREOF, this Assignment is made and executed as of the date first set forth above.

“ASSIGNOR”	“ASSIGNEE”

THE IRVINE COMPANY LLC, a Delaware limited liability company	SUPER MICRO COMPUTER, INC., a Delaware corporation

By:	By:
Name:	Name:
Title:	Title:

By:	By:
Name:	Name:
Title:	Title:

CALIFORNIA DIVERSIFIED LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT E

to Purchase Agreement

2

EXHIBIT A TO ASSIGNMENT AND ASSUMPTION OF LEASES

LEGAL DESCRIPTION OF PROPERTY

(To Be Inserted)

EXHIBIT E

to Purchase Agreement

3

EXHIBIT B TO ASSIGNMENT AND ASSUMPTION OF LEASES

SCHEDULE OF LEASES AND RELATED DOCUMENTS

1.	Lease dated June 6, 2005, by and between WW/LJ Gateways Ltd., as Landlord, and Micrus Corporation, as Tenant.

2.	Lease dated January 11, 2000, by and between WW & LJ Gateways Ltd., as Landlord, and Immersion Corporation, as Tenant.

3.	First Amendment to Lease dated March 17, 2004, by and between WW & LJ Gateways, Ltd., as Landlord, and Immersion Corporation, as Tenant.

4.	Second Amendment to Lease dated January 15, 2009, by and between The Irvine Company LLC, as Landlord, and Immersion Corporation, as Tenant.

5.	License dated March 30, 2010, by and between Immersion Corporation, as Licensor, and CAE Healthcare USA, Inc., as Licensee.

6.	Consent to License dated as of April 13, 2010, by and among The Irvine Company LLC, as Landlord, Immersion Corporation, as Tenant, and CAE Healthcare USA, Inc., as Licensee.

EXHIBIT E

to Purchase Agreement

4

BILL OF SALE

EXHIBIT F

to Purchase Agreement

BILL OF SALE

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged THE IRVINE COMPANY LLC, a Delaware limited liability company, and CALIFORNIA DIVERSIFIED LLC, a Delaware limited liability company (collectively, “Transferor”), hereby transfer, convey and assign to SUPER MICRO COMPUTER, INC., a Delaware corporation (“Transferee”), its successors and assigns forever, all of Transferor’s right, title and interest in and to all items of personal property owned by Transferor and located upon and used in connection with that certain real property, more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the “Transferred Property”).

Capitalized terms used in this Bill of Sale or the exhibits attached hereto and not otherwise defined herein shall have the meanings ascribed to them in that certain Purchase Agreement and Escrow Instructions dated as of             , 2010, as amended (the “Purchase Agreement”), by and among Transferor, as Seller, and Transferee, as Buyer. To the extent that this instrument conflicts or is inconsistent with the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement shall prevail.

1. Transferee hereby accepts the Transferred Property in its current “AS-IS/WHERE IS” condition “WITH ALL FAULTS” as of the date hereof.

2. This Bill of Sale may be relied upon as conclusive proof that the Transferred Property has been transferred to Transferee.

3. This Bill of Sale has been prepared, negotiated and executed, and shall be construed in accordance with, the laws of the State of California.

4. This Bill of Sale shall be binding upon Transferor, Transferee and their respective legal representatives, successors and assigns.

5. This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, and all of which, when taken together, shall form a single original document.

[SIGNATURES ON FOLLOWING PAGE]

EXHIBIT F

to Purchase Agreement

1

IN WITNESS WHEREOF, this Bill of Sale has been made and executed as of                     , 2010.

“TRANSFEROR”

THE IRVINE COMPANY LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

CALIFORNIA DIVERSIFIED LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT F

to Purchase Agreement

2

EXHIBIT A TO BILL OF SALE

LEGAL DESCRIPTION OF PROPERTY

(To Be Inserted)

EXHIBIT F

to Purchase Agreement

3

ASSIGNMENT AND ASSUMPTION OF RIGHTS AND PERMITS

EXHIBIT G

to Purchase Agreement

ASSIGNMENT AND ASSUMPTION OF RIGHTS AND PERMITS

THIS ASSIGNMENT AND ASSUMPTION OF RIGHTS AND PERMITS (this “Assignment”) is made by THE IRVINE COMPANY LLC, a Delaware limited liability company, and CALIFORNIA DIVERSIFIED LLC, a Delaware limited liability company (collectively, “Assignor”), to SUPER MICRO COMPUTER, INC., a Delaware corporation (“Assignee”).

FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns and transfers unto Assignee: all of Assignor’s right, title, claim and interest in and under any and all warranties, guaranties, permits, plans and specifications, approvals, and other rights owned by Assignor, if any, relating to the ownership and operation of all or any part of that certain real property described on Exhibit A attached hereto and incorporated herein by this reference (the “Property”), including all transferable licenses and permits, certificates of occupancy and all entitlements and appurtenances relating thereto (collectively, the “Transferred Rights”). This Assignment is made without recourse or warranty whatsoever.

Assignee hereby accepts the foregoing assignment of the Transferred Rights from Assignor and hereby assumes all obligations in, to and under the Transferred Property arising from and after the Closing. Assignee hereby agrees to indemnify and hold harmless Assignor from and against any and all liability, claims, loss costs, damage and expense (including reasonable attorneys’ fees and costs, and court costs) directly or indirectly arising out of or related to any breach or default in Assignee’s obligations hereunder or under the Transferred Rights, from and after the date of this Assignment

Capitalized terms used in this Assignment or the exhibits attached hereto and not otherwise defined herein shall have the meanings ascribed to them in that certain Purchase Agreement and Escrow Instructions dated as of                     , 2010, by and between Assignor, as Seller, and Assignee, as Buyer (the “Purchase Agreement”). To the extent that this instrument conflicts or is inconsistent with the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement shall prevail.

EXHIBIT G

to Purchase Agreement

1

IN WITNESS WHEREOF, this assignment is made and executed this Assignment as of                     , 2010.

“ASSIGNOR”	“ASSIGNEE”

THE IRVINE COMPANY LLC, a Delaware limited liability company	SUPER MICRO COMPUTER, INC., a Delaware corporation

By:	By:
Name:	Name:
Title:	Title:

By:	By:
Name:	Name:
Title:	Title:

CALIFORNIA DIVERSIFIED LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT G

to Purchase Agreement

2

EXHIBIT A TO ASSIGNMENT AND ASSUMPTION OF RIGHTS AND PERMITS

LEGAL DESCRIPTION OF PROPERTY

(To Be Inserted)

EXHIBIT G

to Purchase Agreement

3

NON-FOREIGN AFFIDAVIT

EXHIBIT H

to Purchase Agreement

CERTIFICATE OF NON-FOREIGN STATUS

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform SUPER MICRO COMPUTER, INC., a Delaware corporation (“Transferee”), that withholding of tax is not required upon the disposition of a U.S. real property interest by THE IRVINE COMPANY LLC, a Delaware limited liability company, and CALIFORNIA DIVERSIFIED LLC, a Delaware limited liability company (collectively, “Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations);

2.	Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Income Tax Regulations;

3.	The U.S. employer identification numbers of Transferor are:

The Irvine Company LLC:

California Diversified LLC:

4.	Transferor’s office address is:

The Irvine Company LLC

111 Innovation Drive

Irvine, CA 92671

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

[Signature Page Follows]

EXHIBIT H

to Purchase Agreement

1

Under penalty of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

Executed as of                     , 2010

“TRANSFEROR”

THE IRVINE COMPANY LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

CALIFORNIA DIVERSIFIED LLC, a Delaware limited liability company

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT H

to Purchase Agreement

2

ENTRY PERMIT

EXHIBIT I

to Purchase Agreement

ENTRY PERMIT

(Not valid unless signed by both parties)

THIS ENTRY PERMIT is made as of                     , 200    , by and between THE IRVINE COMPANY LLC, a Delaware limited liability company and CALIFORNIA DIVERSIFIED LLC, a Delaware limited liability company (hereinafter collectively, “Irvine”), and SUPER MICRO COMPUTER, INC., a Delaware corporation (hereinafter “Licensee”).

R E C I T A L S

A. Irvine and Licensee intend to execute or have executed a Purchase Agreement and Escrow Instructions (the “Agreement”) concerning certain real property owned by Irvine in the City of San Jose, County of Santa Clara, State of California, depicted on EXHIBIT A attached hereto (herein, the “Property”):

B. Licensee desires to come on the Property prior to its purchase thereof for the purpose of inspecting the same, conducting soils, engineering and other tests, surveys and such other activities Irvine may expressly authorize in writing from time to time.

NOW, THEREFORE, the parties hereto agree as follows:

1. License to Enter Property. Irvine hereby grants to Licensee a nonexclusive license and permission to enter upon the Property for the purposes set forth above and for no other purpose, subject to Licensee’s strict compliance with all the terms of this ENTRY PERMIT; provided, that Licensee’s uses of the Property permitted hereunder shall not interfere with the reasonable use and enjoyment thereof by Irvine or any lessees, occupants or persons claiming through or under Irvine. Licensee shall not permit any other party, except Licensee’s duly authorized employees, agents and independent contractors, to enter or use the Property during the term of this Entry Permit without Irvine’s prior consent. Notwithstanding anything to the contrary in this Entry Permit, (a) if Licensee desires to undertake any inspection, investigation or testing of the Property with respect to the presence of hazardous or toxic substances or any substance which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action or policy, Licensee shall perform such inspections, investigations or tests using only environmental engineers or consultants approved by Irvine and pursuant to a work plan approved by Irvine, and (b) if Licensee desires to perform soils borings, groundwater sampling or other intrusive testing of any type, Licensee shall perform such work only using contractors approved by Irvine and pursuant to a work plan approved by Irvine.

2. Government Regulations and Other Obligations of Licensee. Licensee shall obtain at its sole cost and expense all governmental permits and authorizations of whatever nature required by any and all applicable governmental agencies for Licensee’s use of the Property. If requested, Licensee will furnish Irvine evidence of such permits and authorizations. While on the Property, Licensee will comply and will cause Licensee’s contractors and Licensee’s and its respective employees, invitees, representatives, agents and subcontractors and any other parties directly or indirectly employed by any of the foregoing or for whose acts any of the foregoing may be liable (collectively, “Representatives”) on the Property to comply with all applicable governmental laws and regulations. All persons who enter upon the Property pursuant to this Entry Permit do so at their own risk, and shall comply with any and all instructions and directions of Irvine. Licensee shall cause such persons to observe strict fire and smoking precautions, and shall ensure that no fires are lighted on the Property and that no firearms or intoxicating liquor shall be carried onto the Property by any persons entering thereon pursuant hereto.

EXHIBIT I

to Purchase Agreement

1

3. Special Notice. Irvine shall have no duty to inspect the Property to which this Entry Permit applies and shall have no duty to warn any person of any latent or patent defect, condition or risk that may exist in the Property or that might be incurred in the exercise of the rights granted herein.

4. Maintenance and Condition of Property. During the term of this Entry Permit, Licensee will be responsible for any damage done to the Property during such term by Licensee or its Representatives and, upon departing from or being required to vacate the Property, will pay the costs of repairing and restoring the Property and every portion thereof to at least as good condition as existed prior to Licensee’s entry onto the Property. Licensee agrees to pay all utility charges, if any, allocable to its use of the Property.

5. No Construction or Signs without Permission. No structure, signs or other improvement of any kind shall be constructed and no grading or moving of earth (other than customary soils or subsoils, drainage or other engineering tests) shall be undertaken on the Property by Licensee or its Representatives without the express prior permission of Irvine in each case, which approval may be withheld in Irvine’s sole discretion, and then only pursuant to plans, specifications and proposed location thereof specifically approved by Irvine in each case. No approval by Irvine of any plans or specifications shall be deemed to constitute an approval of architectural or engineering design or to be a representation or warranty by Irvine as to the adequacy or sufficiency of such plans and specifications or the improvements or grading contemplated thereby for any use or purpose; but such approval shall merely be the consent of Irvine as required hereunder in connection with Licensee’s performance of said construction and/or grading operation. Irvine by approving such plans and specifications assumes no responsibility or liability for any defect in any improvements constructed or grading done on the basis of such plans and specifications. At Irvine’s option, all such improvements made by Licensee shall either become the sole property of Irvine upon expiration or termination of this Entry Permit, without the payment of any consideration to Licensee, or shall be removed by Licensee at its sole cost and expense, and the Property shall be fully restored to its original condition. Upon completion of any approved grading, excavation or any test boring site, any exposed openings shall be backfilled, and compacted, any improvements or landscaping which has been damaged by Licensee or its Representatives shall be fully restored to its original condition, and any disturbed ground shall be leveled to its prior condition. Licensee shall cause all of its activities hereunder to be performed in a safe manner and shall not cause to exist any dangerous or unsightly condition.

EXHIBIT I

to Purchase Agreement

2

6. Liens. Licensee shall not suffer or permit to be enforced against the Property, or any part thereof, any mechanics’, materialmen’s, contractors’ or subcontractors liens or any claim for damage arising from the work of any construction, excavation, survey, tests, grading, repair, restoration, replacement or improvement, or any other work, performed by Licensee or its Representatives, but Licensee shall pay or cause to be paid all of said liens, claims or demands before any action is brought to enforce the same against the Property. Licensee expressly agrees to indemnify, defend and hold harmless Irvine, all of the other “Indemnitees” (as that term is defined below), and the Property free from all liability for any and all such liens, claims and demands, together with reasonable attorneys’ fees and all costs and expenses in connection therewith. Notwithstanding anything to the contrary set forth above, if Licensee shall in good faith contest the validity of any such lien, claim or demand, then Licensee shall, at its expense, defend itself and the Indemnitees against the same and shall pay and satisfy any adverse judgment that may be rendered thereon before any enforcement thereof against Irvine or the Property, but only upon the condition that if any Indemnitee shall so require, Licensee shall procure and record or furnish to Irvine a surety bond or other acceptable security satisfactory to Irvine in an amount at least equal to such contested lien, claim or demand indemnifying the Indemnitees against liability for the same, and holding the Property free from the effect of any such lien or claim. Irvine reserves the right at any time and from time to time to post and maintain on said Property, or any portion thereof or improvement thereon, such notices of non-responsibility or otherwise as may be necessary to protect the Indemnitees against liability for all such liens and claims.

7. Notices of Nonresponsibility. Upon request of Irvine at any time and from time to time, Licensee shall at Licensee’s sole expense post on the Property and record in the Office of the Recorder, Santa Clara County, California, a notice or notices of nonresponsibility in the form provided and executed by Irvine. Said posting and recordation of a notice shall occur no later than three (3) days after Licensee’s receipt of such notice from Irvine. Licensee hereby agrees to indemnify, defend and hold harmless Irvine and the Property from any liability, claim, damage, loss, cost or expense, including without limitation reasonable attorneys’ fees, arising from or related to a failure of Licensee to properly post and record each such notice in accordance with the provisions of this Paragraph 7 and all applicable laws and regulations.

8. Irvine Not Liable. Licensee shall indemnify, defend and hold Irvine and each of its divisions, subsidiaries, members, partners and affiliates, and all of their respective employees, officers, shareholders, directors, agents, representatives, and professional consultants and all of their respective successors and assigns (collectively, the “Indemnitees”) harmless from and against any loss, damage, injury, accident, fire or other casualty, liability, claim, cost or expense (including but not limited to, attorneys’ fees) of any kind or character to any person or property, including the property of the Indemnitees, (collectively, the “Claims”) arising from, relating to or caused by, with or without fault (a) any use or misuse of the Property or other property surrounding the Property by Licensee or its Representatives, (b) any act or omission of Licensee or any of its Representatives, (c) any death, bodily injury, property damage, accident, fire or other casualty to or involving Licensee or its Representatives and its or their property, (d) any violation or alleged violation by Licensee or its Representatives of any law, ordinance or regulation now or hereafter enacted, (e) the failure of Licensee to maintain the Property in a safe condition, (f) any loss or theft whatsoever of any property or anything placed or stored by Licensee or its Representatives on or about the Property, (g) any breach by Licensee of any provision of this Entry Permit, and (h) any enforcement of Irvine of any provision of this Entry Permit and any cost of removing Licensee or any Representative from the Property or restoring the same as provided herein; provided, however, that no Indemnitee shall be entitled to indemnification hereunder to the extent any such Claim is ultimately established by a court of competent jurisdiction to have been caused solely by the gross negligence or willful misconduct of such Indemnitee (and the acts or failures to act of any consultant, contractor, or other agent or representative shall not be attributed to such Indemnitee). Licensee, as a material part of the consideration of this Entry Permit, hereby releases the Indemnitees from and waives all claims or demands against Irvine and the other Indemnitees for any such loss, damage or injury of Licensee or Licensee’s property. The foregoing release, waiver, indemnity and obligation to defend and hold harmless shall apply to a claim or action brought by a private party or by a governmental agency or entity under any statute or common law now in effect, and to any loss, damage, injury, accident, fire or other casualty, liability, claim, cost or expense of any kind or character incurred directly by Irvine or any Indemnitee or their property, as well as by Licensee or any third party or their property. If any action or proceeding shall be brought against any Indemnitee alleging any facts or circumstances for which Licensee is to provide indemnification and/or defense, Licensee shall, upon notice from the Indemnitee, defend the same at its expense by counsel approved in writing by such Indemnitee. The indemnity provided by Licensee in favor of the Indemnitees in this Entry Permit shall not require payment as a condition precedent, and a finding of liability or an obligation to indemnify shall not be a condition precedent to the duty to defend.

EXHIBIT I

to Purchase Agreement

3

LICENSEE ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY ITS LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

LICENSEE BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTE OR COMMON LAW PRINCIPLE OF SIMILAR EFFECT.

9. Irvine Payment of Claims. In addition to and not in limitation of Irvine’s other rights and remedies under this Entry Permit, should Licensee fail within ten (10) days of a written request from Irvine either (a) to pay and discharge any lien or claim arising out of Licensee’s use of the Property or to have bonded around such liens or claims as provided above in Paragraph 6, or (b) to indemnify and defend the Indemnitees from and against any Claim as provided above in Paragraph 8, then in any such case Irvine may, at its option, pay any such lien or claim or settle or discharge any action therefor or satisfy any judgment thereon, and all costs, expenses and other sums incurred by Irvine in connection therewith (including but not limited to reasonable attorneys’ fees) shall be paid to Irvine by Licensee upon written demand, together with interest thereon at the maximum contract rate permitted by law from the date incurred or paid until repaid and any default either in such initial failure to pay or subsequent repayment to Irvine shall at Irvine’s option constitute a breach under this Entry Permit.

EXHIBIT I

to Purchase Agreement

4

10. Insurance.

(a) Liability Coverage. Prior to and at all times after initially entering upon the Property for any purpose, Licensee shall at its sole expense maintain with a reputable company or companies acceptable to Irvine, (i) a policy or policies of commercial general liability insurance with respect to the Property and the operations of or on behalf of Licensee on or about the Property, including but not limited to owned and non-owned automobile (vehicle) liability, personal injury, blanket contractual, broad form property damage and product/completed operations liability coverage for not less than One Million Dollars ($1,000,000.00) combined single limit bodily injury, death and property damage liability per occurrence, or the current limit of liability carried, whichever is greater, and (ii) workers compensation insurance in an amount required by law, together with employers liability, with a Waiver of Subrogation endorsement by the insurance carrier as respects Irvine and TIC.

(b) Irvine Named. Licensee shall provide that the policy of insurance required above shall be primary and shall name Irvine as an additional insured, as indicated below, and shall apply severally to Irvine and Licensee, with the provision that any other insurance carried by Irvine shall be noncontributing. Such policy shall contain a provision that the naming of an additional insured shall not negate any right the additional insured would have had as claimant under the policy if not so named. For purposes of naming Irvine as an additional insured, the following provision shall be included within each applicable policy: “It is understood and agreed that coverage afforded by this Policy shall also apply to The Irvine Company LLC, a Delaware limited liability company, and each of its officers, directors, agents, employees, divisions, subsidiaries, members, partners and affiliated companies as additional insureds, but only with respect to legal liability or claims caused by, arising out of or resulting from the acts or omissions of the named insured or of others performing acts on behalf of the named insured or the ownership or development of the project referred to as [[insert name and location of project]].”

(c) Form and Procedures. Any policies or certificates of insurance required under the provisions of this Section must contain an endorsement or provision that not less than thirty (30) days’ prior written notice be given to Irvine prior to cancellation or reduction of coverage or amount of such policy. A certificate issued by the insurance carrier of each policy of insurance required to be maintained by Licensee, stating the limits and other provisions required hereunder and in a form reasonably acceptable to Irvine, shall be delivered to Irvine prior to Licensee entering upon the Property for any purpose, and thereafter not later than thirty (30) days prior to the expiration of the term of each such policy. Any policies required hereunder may be made a part of a blanket policy of insurance, so long as such blanket policy contains all of the provisions required herein and does not in any way reduce the coverage, impair the rights of Irvine or TIC hereunder or negate the requirements of Entry Permit.

EXHIBIT I

to Purchase Agreement

5

11. Termination and Remedies. Unless otherwise specifically agreed to by Irvine and Licensee, the right of entry granted by this Entry Permit shall terminate on the first to occur of (a) the "Approval Date" under the Purchase Agreement and Escrow Instructions, or (b) the termination of (or the termination of negotiations of) any Purchase Agreement and Escrow Instructions executed (or to be executed) by Irvine, as Seller, and Licensee, as Buyer, concerning Licensee’s acquisition of the Property. In addition, if Licensee shall be in breach of any of its obligations under this Entry Permit or the Agreement, Irvine shall have the right to terminate this Entry Permit by written notice to Licensee. Licensee acknowledges that this is solely an Entry Permit in the nature of a license and that Licensee has no rights as an owner, purchaser or tenant by virtue hereof. Upon termination of this Entry Permit, Licensee shall promptly vacate the Property and Irvine may reenter and take exclusive possession of the Property and remove all persons or things therefrom, without legal process to the maximum extent permitted by law, or by such legal process as Irvine may deem appropriate. In the event of termination hereof due to a breach or threatened breach by Licensee of any provision hereunder, Irvine may seek any remedy available at law or in equity, including but not limited to a suit for damages for any compensable breach or noncompliance herewith or an action for specific performance or injunction. All remedies provided herein or by law or equity shall be cumulative and not exclusive. No termination or expiration of this Entry Permit shall relieve Licensee of its obligations to perform those acts required to be performed either prior to or after its termination.

12. Waiver of Jury Trial. IRVINE AND LICENSEE EACH ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE TO THE EXTENT NOW OR HEREAFTER PERMITTED BY LAW ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON OR WITH REGARD TO ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS ENTRY PERMIT, LICENSEE’S USE OR OCCUPANCY OF THE PROPERTY, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

Irvine’s Initials	Licensee’s Initials

13. Irvine Inspection. Irvine and any authorized representative, employee, agent or independent contractor, shall be entitled to enter and inspect the Property or any portion thereof or improvements or work of Licensee thereon at any time and from time to time.

14. Assignability. This Entry Permit may not be assigned, whether voluntarily or by operation of law, and Licensee shall not permit the use of the Property, or any part thereof, except in strict compliance with the provisions hereof, and any attempt to do so shall be null and void.

EXHIBIT I

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6

15. Cost of Enforcement. In the event any declaratory or other legal or equitable action is instituted between Irvine and Licensee in connection with this Entry Permit or the subject matter hereof, then the prevailing party shall be entitled to receive from the losing party all of its costs and expenses, including court costs and reasonable attorneys’ fees.

16. Notices. Any notice, request, demand, consent, approval or other communication required or permitted hereunder or by law shall be validly given or made only if in writing and delivered in person or by independent courier service to the other party at the address(es) below, or deposited in the United States mail, duly certified or registered (return receipt requested), postage prepaid, and addressed to the party for whom intended, as follows:

If to Seller:	THE IRVINE COMPANY LLC

Attention:
Fax No.:

Copy to:	THE IRVINE COMPANY LLC
Commercial Land Sales Division
111 Innovation Drive
Irvine, CA 92617
Attention: General Counsel, Commercial Land Sales
Fax No.: (949) 720-2380

If to Buyer:	[To the address below Buyer’s signature block]

Notice may also be given by facsimile transmission to any party at the respective fax number given above, marked “RUSH - PLEASE DELIVER IMMEDIATELY.” Any party may from time to time, by written notice to the other as provided above, designate a different address which shall be substituted for that specified above. If any notice or other document is sent by mail as aforesaid, the same shall be deemed served or delivered forty-eight (48) hours after mailing thereof as above specified. Notice by any other method shall be deemed served or delivered upon actual receipt at the address or fax number listed above.

17. Miscellaneous. This instrument and the Purchase Agreement and Escrow Instructions constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and all prior and contemporaneous agreements, representations and understandings of the parties hereto, oral or written, are hereby superseded and merged herein. No supplement, modification or amendment of this Entry Permit shall be binding unless in writing and executed by the parties hereto. No waiver of any of the provisions of this Entry Permit shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver be a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. This Entry Permit shall be construed and enforced in accordance with, and governed by, the laws of the State of California. The headings of this Entry Permit are for purposes of reference only and shall not limit or define the meaning of the provisions hereof. This Entry Permit may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. Neither this Entry Permit nor a short form memorandum or assignment hereof shall be filed or recorded in any public office and any attorneys’ fees or other costs incurred in clearing such cloud on title to the Property shall be Licensee’s responsibility. If more than one party executes this Entry Permit as Licensee, then the obligations and liabilities of all such parties shall be joint and several.

EXHIBIT I

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7

IN WITNESS WHEREOF, the parties hereto have executed this Entry Permit as of the date first above written.

“IRVINE”	“LICENSEE”

THE IRVINE COMPANY LLC, a Delaware limited liability company	SUPER MICRO COMPUTER, INC., a Delaware corporation

By:	By:
Name:	Name:
Title:	Title:

By:	By:
Name:	Name:
Title:	Title:

CALIFORNIA DIVERSIFIED LLC, a Delaware limited liability company	ADDRESS FOR NOTICE:

By:
Name:	Attn:
Title:

By:
Name:
Title:

EXHIBIT I

to Purchase Agreement

8

DEPICTION OF PROPERTY

EXHIBIT A

to Entry Permit

SCHEDULE OF DILIGENCE DOCUMENTS

EXHIBIT J

to Purchase Agreement

DUE DILIGENCE LIST

1.	Leases:

a.	Lease dated June 6, 2005, by and between WW/LJ Gateways Ltd. as Landlord, and Mircus Corporation, as Tenant.

b.	Lease dated January 11, 2000, by and between WW & LJ Gateways Ltd., as Landlord, and Immersion Corporation, as Tenant.

c.	First Amendment to Lease dated March 17, 2004, by and between WW & LJ Gateways, Ltd., as Landlord, and Immersion Corporation, as Tenant.

d.	Second Amendment to Lease dated January 15, 2009, by and between The Irvine Company LLC, as Landlord, and Immersion Corporation, as Tenant.

2.	County of Santa Clara Secured Property Tax Bill Fiscal Year 2009-2010 for Parcel Nos. 237-03-077, 237-03-049, and 237-15-189.

3.	Current Rent Roll.

4.	List of PG&E Accounts for Fox Properties.

5.	Equipment List for Fox Properties, dated April 19, 2010.

6.	HVAC Service History for 1797 Fox Drive, 1781-1785 Fox Drive, 801-821 Fox Lane, as of April 12, 2010, prepared by Aircom Mechanical Inc.

7.	Roof Report for 1797 Fox Drive, 1781-1785 Fox Drive, and 801-821 Fox Lane, prepared by Irvine Company Roof Consulting Department, dated March 8, 2010.

8.	Fire Alarm and Life Safety Inspection Certificates for 1797 Fox Drive and 1781-1785 Fox Drive, inspected April 13, 2009, prepared by Security Signal Devices, Inc. – Anaheim; 801-821 Fox Lane, inspected April 20, 2009, prepared by Security Signal Devices, Inc. – Anaheim.

9.	HVAC Survey Report for 821 Fox Lane.

10.	1983 Base Building Drawings, City Permit Set and As-Builts, for 1797 Fox Drive and 1781-1785 Fox Drive.

11.	1999 Voluntary Seismic Retrofit Drawings, Structural Set by JS Dyer, for 1797 Fox Drive, 1781-1785 Fox Drive, and 801-821 Fox Lane.

EXHIBIT J

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1

12.	2005 Asbestos Surveys for 1797 Fox Drive, 1781-1785 Fox Drive, and 801-821 Fox Lane; 2006 Supplemental Asbestos Survey for 1781 Fox Drive.

13.	1995 Allstate Tenant Improvement Plans, City Permit Set, for 1797 Fox Drive.

14.	1995 Allstate HVAC Upgrade Plans, City Permit Set, for 1797 Fox Drive.

15.	2001 Allstate Tenant Improvement Plans, City Permit Set, for 1797 Fox Drive.

16.	2005 Spec Improvement Plans, City Permit Set and As-Builts, for 1797 Fox Drive.

17.	2005 Permit Cards for Spec Improvement for 1797 Fox Drive.

18.	1984 Compath National/Hutton I Tenant Improvement Plans, City Permit Set, for 1781-1785 Fox Drive.

19.	1992 Intel Tenant Improvement Plans, City Permit Set, for 1781-1785 Fox Drive.

20.	1993 Wafernet Inc. Tenant Improvement Plans, City Permit Set, for 1781-1785 Fox Drive.

21.	2003 Spec Improvement Plans, City Permit Set, for 1781-1785 Fox Drive.

22.	2004 Kanematsu USA Inc. Tenant Improvement Plans, City Permit Set, for 1781-1785 Fox Drive.

23.	2004 Permit Cards for Spec Improvement for 1781 Fox Drive.

24.	2004 Permit Cards for Kanematsu USA Inc. Tenant Improvement for 1781-1785 Fox Drive.

25.	1999 Asante Tenant Improvement Plans, City Permit Set, for 801-821 Fox Lane.

26.	2005 Micrus Tenant Improvement Plans, City Permit Set, As-Builts, CAD, for 801-821 Fox Lane.

27.	2007 Immersion Tenant Improvement Plans, City Permit Set and As-Builts, for 801-821 Fox Lane.

28.	2008 Immersion Tenant Improvement Plans, City Permit Set, As-Builts, CAD, for 801-821 Fox Lane.

29.	2009 HVAC Replacement Plans, City Permit Set, for 821 Fox Lane.

30.	2005 Air Clearance Letter for Micrus for 821 Fox Lane.

31.	2000 Permit Cards for Immersion Tenant Improvement for 801-821 Fox Lane.

EXHIBIT J

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2

32.	2006 Permit Cards for Micrus Tenant Improvements for 801-821 Fox Lane.

33.	2008 Permit Cards for HVAC Replacement for 801-821 Fox Lane.

34.	2009 Permit Cards for Immersion Tenant Improvements for 801-821 Fox Lane.

35.	1997 ALTA Survey for Properties.

36.	1997 Phase I Environmental Site Assessment for Properties.

37.	1997 Land Title Survey Drawings for 1797 Fox Drive, 1781-1785 Fox Drive, and 801-821 Fox Lane.

38.	1997 ADA Compliance Survey for Properties.

EXHIBIT J

to Purchase Agreement

3

ESTOPPEL CERTIFICATE

EXHIBIT K

to Purchase Agreement

ESTOPPEL CERTIFICATE

Tenant Name

Attention:

Re:	Lease (the “Lease”) between , as landlord (“Landlord”) or its assignees, and , as Tenant (“Tenant”), dated , for certain premises as further described in the Lease (the “Premises”) located upon real property in the City of San Jose, County of Santa Clara, State of California, as further described in the Lease (the “Property”), as amended by the following amendments: [List, if any] .

Ladies and Gentlemen:

Tenant understands that SUPER MICRO COMPUTER, INC., a Delaware corporation (“Buyer”), intends to purchase the Property from                                          a                                          (“Seller”). If Seller is different from the Landlord referenced above, Seller has succeeded, or will succeed, to the interest of Landlord under the Lease. Tenant presently leases the Premises pursuant to the Lease, and, in connection with the foregoing, Tenant does hereby certify to Buyer and Seller, and their respective successors and assigns, as follows:

(a) The Lease is in full force and effect; there are no amendments or modifications of any kind to the Lease except those identified above;

(b) Tenant acknowledges that the initial term of the Lease commenced on                     , and shall expire on                     , unless sooner terminated in accordance with the terms of the Lease, and Tenant has no option to renew or extend the lease term, except as set forth in the Lease;

(c) A security deposit in the amount of              has been given by Tenant under the terms of, or with respect to, the Lease;

(d) No event of default or breach by Landlord exists under the Lease, and no facts or circumstances exist that, with the giving of notice or the passage of time, would constitute a default under the Lease;

(e) Tenant is in full and complete possession of the Premises and has accepted the Premises, pursuant to the terms and provisions of the Lease;

EXHIBIT K

to Purchase Agreement

1

(f) The current monthly base rent under the Lease is                  and has been paid by Tenant through             , 20    ;

(g) Tenant is current with respect to, and is paying the full rent and other charges stipulated in the Lease (including, without limitation, operating expenses) with no offsets, deductions, defenses or claims, and Tenant has not prepaid any rent or other amounts to Landlord more than one month in advance

(h) The current monthly amount of estimated operating expenses payable under the Lease is                 ;

(i) The undersigned representative of Tenant is duly authorized and fully qualified to execute this instrument on behalf of Tenant thereby binding Tenant;

(j) There has not been any assignment by Tenant of the Lease, or any rights therein, to any party;

Tenant understands and acknowledges that Buyer has entered into an agreement to purchase the Property, and is relying upon the statements contained herein in connection with such purchase of the Property.

IN WITNESS WHEREOF, Tenant has executed this instrument as of                     , 20    .

TENANT

Name of Tenant

By:
Name:
Title:

EXHIBIT K

to Purchase Agreement

2